FORM 10-K                                               Page 89

Exhibit 4.8









                        THE 401(K) PROGRAM

                                OF

                      CONE MILLS CORPORATION







                       EMPLOYEE EQUITY PLAN
                   EMPLOYEE EQUITY PLAN - HOURLY
                   SUPPLEMENTAL RETIREMENT PLAN
               SUPPLEMENTAL RETIREMENT PLAN - HOURLY















             As Amended and Restated December 1, 1994

FORM 10-K                                               Page 90

Exhibit 4.8


                         TABLE OF CONTENTS

                                                               Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .95-98

ARTICLE I DEFINITIONS

Section

  1.01.    Account . . . . . . . . . . . . . . . . . . . . . . . 99
  1.02.    Actual Deferral Percentage. . . . . . . . . . . . . . 99
  1.03.    Advisory Committee. . . . . . . . . . . . . . . . . . 99
  1.04.    Affiliate . . . . . . . . . . . . . . . . . . . . . . 99
  1.05.    Alternate Payee . . . . . . . . . . . . . . . . . . . 99
  1.06.    Annual Additions. . . . . . . . . . . . . . . . . . . 99
  1.07.    Approved Leave. . . . . . . . . . . . . . . . . . 99-100
  1.08.    Beneficiary or Beneficiaries. . .   .  . . . . . . . 100
  1.09.    Board of Directors          . . . . . . . . . . . . .100
  1.10.    Break in Service. . . . . . . . . . . . . . .  . 100-101
  1.11.    CODA Account. . . . . . . . . . . . . . . . . . . . .101
  1.12.    CODA Contributions. . . . . . . . . . . . . . . . . .101
  1.13.    Code. . . . . . . . . . . . . . . . . . . . . . . . .101
  1.14.    Compensation. . . . . . . . . . . . . . . . . . .101-102
  1.15.    Computation Period. . . . . . . . . . . . . . . . . .102
  1.16.    Cone. . . . . . . . . . . . . . . . . . . . . . . . .102
  1.17.    Cone Contributions. . . . . . . . . . . . . . . . . .102
  1.18.    Cone Contributions Account. . . . . . . . . . . . . .102
  1.19.    Continuous Service. . . . . . . . . . . . . . . .102-103
  1.20.    EEP . . . . . . . . . . . . . . . . . . . . . . . . .103
  1.21.    EEP CODA Contributions. . . . . . . . . . . . . . . .103
  1.22.    EEP CODA Contributions Account. . . . . . . . . . . .103
  1.23.    EEP Cone Contributions. . . . . . . . . . . . . . . .103
  1.24.    EEP Cone Contributions Account. . . . . . . . . . . .104
  1.25.    EEP Voluntary Contributions Account . . . . . . . . .104
  1.26.    Effective Date. . . . . . . . . . . . . . . . . . . .104
  1.27.    Eligible Employee . . . . . . . . . . . . . . . . . .104
  1.28.    Employee. . . . . . . . . . . . . . . . . . . . .104-105
  1.29.    Employer . . . . . . . . . . . . . . . . . . . . 105
  1.30.    Employment Commencement Date. . . . . . . . . . . . .105
  1.31.    ERISA . . . . . . . . . . . . . . . . . . . . . . . .105
  1.32.    Forfeiture. . . . . . . . . . . . . . . . . . . . . .105
  1.33.    Hour of Service . . . . . . . . . . . . . . . . .105-108
  1.34.    Investment Committee. . . . . . . . . . . . . . . . .108
  1.35.    Investment Earnings . . . . . . . . . . . . . . . . .108



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FORM 10-K                                               Page 91

Exhibit 4.8


  1.36.    Investment Fund . . . . . . . . . . . . . . . . . . .108
  1.37.    Investment Manager. . . . . . . . . . . . . . . . . .108
  1.38.    Member. . . . . . . . . . . . . . . . . . . . . . . .108
  1.39.    Period of Severance . . . . . . . . . . . . . . . . .109
  1.40.    Plan. . . . . . . . . . . . . . . . . . . . . . . . .109
  1.41.    Plan Year . . . . . . . . . . . . . . . . . . . . . .109
  1.42.    Prior Plan. . . . . . . . . . . . . . . . . . . . . .109
  1.43.    Rule of Parity Years. . . . . . . . . . . . . . . . .109
  1.44.    Salary. . . . . . . . . . . . . . . . . . . . . . . .109
  1.45.    Salary-Reduction Election . . . . . . . . . . . . . .110
  1.46.    Severance from Service Date . . . . . . . . . . . . .110
  1.47.    Spouse. . . . . . . . . . . . . . . . . . . . . . . .110
  1.48.    SRP . . . . . . . . . . . . . . . . . . . . . . . . .111
  1.49.    SRP CODA Contributions. . . . . . . . . . . . . . . .111
  1.50.    SRP CODA Contributions Account. . . . . . . . . . . .111
  1.51.    SRP Cone Contributions. . . . . . . . . . . . . . . .111
  1.52.    SRP Cone Contributions Account. . . . . . . . . . . .111
  1.53.    SRP Voluntary Contributions Account . . . . . . . . .111
  1.54.    Trust and Trust Fund. . . . . . . . . . . . . . . . .111
  1.55.    Trust Agreement . . . . . . . . . . . . . . . . . . .111
  1.56.    Trustee . . . . . . . . . . . . . . . . . . . . .111-112
  1.57.    Valuation Date                                       112
  1.58.    Voluntary Contribution. . . . . . . . . . . . . . . .112
  1.59.    Year of Service . . . . . . . . . . . . . . . . .112-114

ARTICLE II PARTICIPATION

Section

  2.01.    Member. . . . . . . . . . . . . . . . . . . . . . . .115
  2.02.    Conditions of Participation . . . . . . . . . . .115-116
  2.03.    Employment and Eligibility Status Changes . . . .116-117
  2.04.    Participation Upon Reemployment . . . . . . . . . . .117

ARTICLE III CONTRIBUTIONS

Section

  3.01.    CODA Contributions. . . . . . . . . . . . . . . .118-120
  3.02.    Cone Contributions. . . . . . . . . . . . . . . .120-122
  3.03.    Cash and Noncash Contributions. . . . . . . . . . . .122
  3.04.    Deferral Percentage Test-CODA Contributions . . .122-127
  3.05.    Contributions Percentage Test-Employee After-Tax
             Contributions and Cone Contributions. . . . . .127-130
  3.06.    Distribution Restrictions . . . . . . . . . . . . . .130



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FORM 10-K                                               Page 92

Exhibit 4.8

ARTICLE IV ACCOUNTS AND ALLOCATIONS

Section                                                      Page

  4.01.    Individual Accounts . . . . . . . . . . . . . . . . .131
  4.02.    CODA Contributions Account. . . . . . . . . . . . . .131
  4.03.    Cone Contributions Account. . . . . . . . . . . .131-134
  4.04.    Voluntary Contributions Account . . . . . . . . . . .134
  4.05.    Allocation of Investment Earnings . . . . . . . .134-136
  4.06.    Maximum Annual Additions. . . . . . . . . . . . .136-144
  4.07.    Adjustments for Excessive Annual Additions. . . .144-145
  4.08.    Determination of Top Heavy Status . . . . . . . .145-152
  4.09.    Top Heavy Requirements. . . . . . . . . . . . . .152-154


ARTICLE V VESTING

Section

  5.01.    Vested Accounts . . . . . . . . . . . . . . . . . . .155
  5.02.    Forfeitures . . . . . . . . . . . . . . . . . . .155-156


ARTICLE VI DISTRIBUTION OF BENEFITS

Section

  6.01.    Claim Procedure . . . . . . . . . . . . . . . . . . .157
  6.02.    Review of Claims. . . . . . . . . . . . . . . . .157-158
  6.03.    Distribution Definitions. . . . . . . . . . . . . . .158
  6.04.    Methods of Payment. . . . . . . . . . . . . . . .158-162
  6.05.    Commencement of Benefits. . . . . . . . . . . . .162-163
  6.06.    Special Distribution Provisions . . . . . . . . .164-166
  6.07.    Death Benefits. . . . . . . . . . . . . . . . . .166-168
  6.08.    Qualified Domestic Relations Order. . . . . . . .169-170
  6.09.    Withholding of Benefits . . . . . . . . . . . . . . .170
  6.10.    Hardship Withdrawal . . . . . . . . . . . . . . .170-172
  6.11.    Valuation of Account Balances . . . . . . . . . . . .172
  6.12.    Withholding of Taxes. . . . . . . . . . . . . . .172-173
  6.13.    Eligible Rollover Distributions . . . . . . . . .173-174


ARTICLE VII INVESTMENT OF ACCOUNTS

Section

  7.01.    Investment Funds                                 175-176
  7.02.    Directing Investment of Individual Accounts . . .176-179
  7.03.    Segregated Account. . . . . . . . . . . . . . . . . .179

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FORM 10-K                                               Page 93

Exhibit 4.8


ARTICLE VIII TRUST FUND AND ADMINISTRATION OF THE PLAN

Section

  8.01.    Named Fiduciaries, Allocation of Responsibility . . . .
                                                            180-181
  8.02.    Duties and Responsibilities . . . . . . . . . . . . .181
  8.03.    Trust Fund. . . . . . . . . . . . . . . . . . . . . .182
  8.04.    Enforceable Rights. . . . . . . . . . . . . . . . . .182
  8.05.    Impossibility of Diversion. . . . . . . . . . . . . .182
  8.06.    Advisory Committee and Other Committees . . . . .182-183
  8.07.    Officers, Quorums, Expenses . . . . . . . . . . . . .183
  8.08.    Duties of Investment Manger . . . . . . . . . . .183-184
  8.09.    Information to Investment Manager . . . . . . . . . .184
  8.10.    Notice to Trustee . . . . . . . . . . . . . . . .184-185
  8.11.    Duties of the Advisory Committee. . . . . . . . . . .185
  8.12.    Notice of Payments Due. . . . . . . . . . . . . . . .185
  8.13.    Records and Reports . . . . . . . . . . . . . . .185-186
  8.14.    Exoneration of Advisory Committee . . . . . . . . . .186
  8.15.    Errors and Omissions. . . . . . . . . . . . . . . . .187
  8.16.    Fees and Expenses . . . . . . . . . . . . . . . . . .187
  8.17.    Voting and Tendering of Shares. . . . . . . . . .187-188
  8.18.    Certification of Directions from Members. . . . . . .188


ARTICLE IX AMENDMENT, TERMINATION AND MERGER

Section

  9.01.    Amendment . . . . . . . . . . . . . . . . . . . .189-190
  9.02.    Termination . . . . . . . . . . . . . . . . . . .190-191
  9.03.    Discontinuance of Contributions . . . . . . . . . . .192
  9.04.    Plan Merger or Asset Transfer . . . . . . . . . . . .192
  9.05.    Continuation of the Plan. . . . . . . . . . . . . . .193


ARTICLE X MULTIPLE COMPANIES INCLUDED

Section

 10.01.    Plan Sponsor and Other Employers. . . . . . . . . . .194
 10.02.    Method of Participation . . . . . . . . . . . . . . .194
 10.03.    Withdrawal by Employer. . . . . . . . . . . . . .194-195
 10.04.    Tax Year. . . . . . . . . . . . . . . . . . . . . . .195





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FORM 10-K                                               Page 94


Exhibit 4.8


ARTICLE XI GENERAL

Section                                                      Page

 11.01.    Plan Creates No Separate Rights . . . . . . . . . . .196
 11.02.    Delegation of Authority . . . . . . . . . . . . . . .196
 11.03.    Limitation of Liability . . . . . . . . . . . . .196-198
 11.04.    Legal Action. . . . . . . . . . . . . . . . . . . . .198
 11.05.    Benefits Supported Only by Trust. . . . . . . . . . .198
 11.06.    Discrimination. . . . . . . . . . . . . . . . . . . .198
 11.07.    Model Amendment IV. . . . . . . . . . . . . . . . . .199
 11.08.    Entire Plan . . . . . . . . . . . . . . . . . . . . .199


SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . .200

































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FORM 10-K                                               Page 95

Exhibit 4.8

                           INTRODUCTION


     Cone Mills Corporation ("Cone") initially adopted the Supplemental Retirement Plan of Cone Mills Corporation (the "Supplemental Plan") effective January 1, 1947. Its purposes were to supplement pension benefits for salaried employees of Cone and its affiliates and to promote strong employee interest in successful business operations.

     The Supplemental Plan was amended a number of times since
inception; several of the more significant changes are
described below.  Amendments effective January 1, 1983,
provided for salary-reduction contributions pursuant to a
qualified cash or deferred arrangement under Section 401 (k)
of the Internal Revenue Code, of 2% to 6% of members'
salaries.  Limited in-service withdrawal rights and investment
choices and a shortened vesting period of five years instead         .
of 15 years were also instituted.  Amendments effective
January 1, 1984, to permit after-tax voluntary contributions of 2% to 6% of salary and to grant authority to the Advisory
Committee to reduce or suspend salary-reduction elections were adopted.

     On November 11, 1986, the Board of Directors of Cone authorized amendments which increased member cash or deferred elections to 2% to 10% of salary and discontinued after-tax contributions effective January 1, 1987. Other changes became effective as a result of the Retirement Equity Act of 1984 and the Tax Reform Act of 1986. On December 8, 1987, the Board of Directors of Cone again approved amendments to the Plan which established matching Cone contributions equal to 25% of member salary-reduction contributions not in excess of 6% of salaries, permitted additional matching Cone contributions at the discretion of the Board of Directors and added semi-annual member investment and contributions elections.

     Effective May 1, 1989, the Supplemental Retirement Plan of Cone Mills Corporation was amended, restated, and renamed, and operated as and became known as the Supplemental Retirement Program of Cone Mills Corporation. As amended and restated, the Program consisted thereafter through December 31, 1993, of two separate plans: the Cone Mills Corporation Supplemental Retirement Plan (SRP), which was a continuation of the prior plan, and the Cone Mills Corporation Employee Equity Plan (EEP), which was a new stock bonus plan that




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FORM 10-K                                               Page 96

Exhibit 4.8


invests primarily in Common Stock of Cone Mills Corporation. Members were afforded the opportunity of transferring from the SRP to the EEP all or any portion of their SRP account balances as of June 30, 1989. Effective July 1, 1989 members could make salary-reduction contributions of 2% to 10% of salary and direct that the contribution be made to the SRP or EEP or divided between the two plans. Cone's matching contributions remained at 25% of salary reduction contributions not in excess of 6% of salary to the SRP and were set at 50% of such members' contributions to the EEP. If a member contributes more than 6% to both Plans, the 6% limitation is divided between the SRP and EEP in the same proportion as the member elects to divide his salary reduction contribution.

     Effective January 1, 1993 hourly employees were added to the class of employees eligible to participate in the Plan.
In addition, amendments to the Plan required quarterly valuation and reporting of member account balances, gave members the right to change their contribution percentages and SRP investment fund selection quarterly, added a third investment choice in the SRP and subject to certain restrictions, provided limited rights to transfer funds from the EEP to the SRP.

     The Plan document was amended and restated to incorporate all amendments that became effective on or before September 1, 1993. The effective date of the amended and restated Plan document was September 1, 1993 except with respect to those provisions that were required to be effective earlier pursuant to the Tax Reform Act of 1986 and except as otherwise provided therein.

     Effective January 1, 1994, the Supplemental Retirement Program of Cone Mills Corporation was amended, restated and renamed The 401(K) Program of Cone Mills Corporation. An amendment to the Program increased the amount members could contribute from 10% to 15% of compensation on the same terms and conditions as previously provided. As amended and restated, the Program consists of four separate plans: the Supplemental Retirement Plan, a newly adopted Supplemental Retirement Plan - Hourly ("SRP - Hourly"), the Employee Equity Plan, and a newly adopted Employee Equity Plan - Hourly ("EEP
- Hourly").  Accounts as of December 31, 1993, in the SRP and




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FORM 10-K                                               Page 97

Exhibit 4.8


EEP of Members who were compensated on an hourly wage basis were transferred to the respective SRP - Hourly and EEP - Hourly. Members who were compensated on an hourly wage basis as of December 31, 1993, became Members of such hourly plans and employees who were compensated on a salary basis remained as members of the Supplemental Retirement Plan and Employee Equity Plan. The account of a Member whose classification of pay status changes during a calendar quarter shall be allocated to the respective plans in accordance with his or her classification at the end of the calendar quarter.

     Cone intends to continue the SRP as a profit-sharing plan (assigned plan number 003) and to maintain the SRP-Hourly as a profit-sharing plan (assigned plan number 17) by incorporating all amendments described above and any other changes required by applicable law or regulation effective or to become effective at the time of adoption of this amended and restated 401(k) Program. Cone intends to maintain the EEP as a stock bonus plan (assigned plan number 016) and the EEP-Hourly as a stock bonus plan (assigned plan number 18) by incorporating all provisions required by applicable law effective or to become effective at the time of adoption of this amended and restated 401(k) Program.

     The Supplemental Retirement Plan and the SRP - Hourly are funded through the Master Trust Agreement for the Supplemental Retirement Plan and the Supplemental Retirement Plan - Hourly of Cone Mills Corporation. The Employee Equity Plan and the Employee Equity Plan - Hourly are funded through the Master Trust Agreement for the Employee Equity Plan and Employee Equity Plan of Cone Mills Corporation.

     The Plan was amended on November 10, 1994, in order to add a provision on the eligibility of employees of a Company of which certain assets were acquired and was amended and restated on December 1, 1994, to incorporate the prior amendment and to make additional amendments for purpose of complying with certain requirements of the Internal Revenue Code of 1986 and of clarifying certain plan provisions.

     Any word in this Plan with an initial capital not expected by ordinary capitalization rules is a defined term.
Definitions not found in the Plan are in the Internal Revenue
Code or the Employee Retirement Income Security Act, both laws




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FORM 10-K                                               Page 98

Exhibit 4.8


as amended to the present time. The masculine gender where appearing in the Plan includes the feminine gender unless the context clearly indicates otherwise. Article and Section headings are included for convenience of reference and do not affect the Plan terms in any way.

FORM 10-K                                               Page 99

Exhibit 4.8

                             ARTICLE I
                            DEFINITIONS
  1.01. Account means a Member's interest under the Plan according to Plan provisions. A Member may have several named accounts in this Plan. When Account is used without modification, it means the sum of all the Member's Accounts in this Plan. See also:
           CODA Account, Cone Contributions Account and
           Voluntary Account. Accounts as of December 31, 1993, in the SRP and EEP of Members who were compensated on an hourly wage basis were transferred as of January 1, 1994, to the respective SRP - Hourly and EEP - Hourly. Accounts of Members who were compensated on a salary basis remained in the Supplemental Retirement Plan and the Employee Equity Plan. An account of a member whose pay classification changes during a calendar quarter shall be credited to the hourly or salary plans according to his or her status as of the end of the calendar quarter.

  1.02.    Actual Deferral Percentage or ADP is defined in
           Plan Section 3.04(b).

  1.03. Advisory Committee means the committee appointed by Cone Mills Corporation which is responsible for general administration of the Plan.

  1.04. Affiliate means a member of the same controlled group of corporations as defined in Code Section
           1563(a) as Cone Mills Corporation.

  1.05. Alternate Payee means a Member's Spouse, former Spouse, child or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to a Member.

  1.06.    Annual Additions is defined in Plan Section 4.06.

  1.07. Approved Leave means an individual's nonworking period granted by an Employer for reasons relating to:

           (a)  accident, sickness or disability:




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FORM 10-K                                               Page 100

Exhibit 4.8


           (b)  job-connected education or training;

           (c) government service, including jury duty, whether elective or by appointment; or

           (d)  terminal leave, with or without pay.

           Approved Leaves shall be granted pursuant to policies that are uniformly applied to all individuals, with no discrimination in favor of Highly Compensated Employees as defined in Code
           Section 414(q). Approved Leave also means an individual's nonworking period during which he is absent from work due to compulsory service in the Armed Forces of the United Services and such period thereafter as his job rights are protected by law.

 1.08. Beneficiary or Beneficiaries means one or more individuals or other entities so designated by a Member according to Plan Section 6.07, or if there is no effective designation, then as specified in that Section. Despite the preceding, to the extent provided in a Qualified Domestic Relations Order as defined in Code Section 414(p), or to the extent provided in any domestic relations order entered before January 1, 1985, under which payments have begun, Beneficiary means the Spouse, former Spouse, child or other dependent of a Member who is recognized by that order as having a right to receive all or a portion of any benefits payable under the Plan on behalf of such Member.

  1.09. Board of Directors means the Board of Directors of Cone Mills Corporation.

  1.10. Break in Service is defined for Full-Time Employees in subsection (a) and is defined for Part-Time
           Employees in subsection (b).

           (a)  A Full-Time Employee has a one-year Break in
                Service for each twelve-consecutive-month
                Period of Severance.






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FORM 10-K                                               Page 101

Exhibit 4.8


           (b) A Part-Time Employee has a one-year Break in Service during each Plan Year in which he receives credit for fewer than 501 Hours of Service after crediting Hours of Service according to Internal Revenue Code Sections 410(a)(3)(E) and 411(a)(6)(E) regarding maternity and paternity absences.


  1.11.    CODA Account means the sum of a Member's EEP CODA
           Account and his SRP CODA Account.

  1.12.    CODA Contributions means the Employers'
           contributions described in Plan Section 3.01 caused by Salary-Reduction Elections and includes both EEP
           CODA Contributions and SRP CODA Contributions.

  1.13. Code means the Internal Revenue Code as amended by the Tax Reform Act of 1986, as amended from time to time.

  1.14. Compensation means base Salary, wages, overtime earnings, vacation pay, holiday pay, service awards, severance pay, incentive pay, bonuses, commissions, supervisors' supplement and other similar compensation, but does not include pension or profit sharing benefits or other benefits and contributions paid by any Employer (other than contributions caused by the Member's salary-reduction elections that are not includable in his gross income by reason of Code Sections 125 or 402(e)(3)), stock option payments, moving or regular expense allowances, moving expense reimbursements, retainers, fees under contract, mortgage interest differential payments, imputed income resulting from personal use of company cars or from group term life insurance coverage, or any other similar compensation not related to actual earnings as an employee. Notwithstanding the foregoing, the annual Compensation of each member taken into account under the Plan for any Plan Year shall not exceed $200,000 ($150,000, effective for Plan Years beginning January 1, 1994) as adjusted for increases in cost-of-living in accordance with




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FORM 10-K                                               Page 102

Exhibit 4.8



           Code Sections 401(a)(17) and 415(d). In determining the compensation of a Member for purposes of this limitation, the rules of Code
           Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall mean only the Spouse of the Member and any lineal descendants of the member who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 ($150,000, effective for Plan Years beginning January 1, 1994) limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation determined under this Section 1.14 prior to application of the limitation. The Compensation of an Employee described in the last sentence of Section 1.28 of the Plan shall be determined in accordance with the special rules set forth in Code Section 406(b)(2).

  1.15. Computation Period means a consecutive twelve-month period beginning with an Employee's Employment Commencement Date and succeeding anniversaries of such date and in addition, for Part-Time Employees, a Plan Year.

  1.16. Cone means Cone Mills Corporation, a North Carolina corporation, the Plan sponsor.

  1.17. Cone Contributions means the Employer Contributions described in Plan Section 3.02 and includes both
           EEP Cone Contributions and SRP Cone Contributions.

  1.18. Cone Contributions Account means the sum of a Member's EEP Cone Contributions Account and his SRP
           Cone Contributions Account.

  1.19. Continuous Service means an Employee's period of employment with an Employer or an Affiliate beginning with his Employment Commencement Date and continuing until his Severance from Service Date. If an Employee is reemployed or returns to work after a Severance from Service and his Continuous

FORM 10-K                                               Page 103

Exhibit 4.8



           Service completed before his Severance from Service is not required to be recognized under this Plan, his period of employment with an Employer or an Affiliate is Continuous Service beginning on the date on which he again is credited with an Hour of Service for the performance of duties and continuing until his later Severance from Service Date. Continuous Service includes all employment even though as a non-Member. For purposes of eligibility to participate in the Plan and vesting, the Continuous Service of an Employee who quits, retires or is discharged includes his Period of Severance (up to a maximum of 12 months) if he again performs an Hour of Service with an Employer or an Affiliate before the first anniversary of the date he quit, retired or was discharged, and the Continuous Service of an Employee who is absent for any reason other than quit, retirement or discharge and who has a Severance from Service before the first anniversary of such absence includes the period of time between the Severance from Service Date and the first anniversary of the absence if he again performs an Hour of Service with an Employer or an Affiliate before the first anniversary of the absence.

 1.20. EEP and defined terms incorporating EEP means the Cone Mills Corporation Employee Equity Plan when used with respect to an employee compensated on a salaried basis and the Cone Mills Corporation Employee Equity Plan - Hourly ("EEP - Hourly") when used with respect to an employee compensated on an hourly wage basis.

  1.21. EEP CODA Contributions means CODA Contributions made to the EEP pursuant to Salary-Reduction
           Elections.

  1.22.    EEP CODA Contributions Account means a Member's
           Account to which his EEP CODA Contributions are allocated.

  1.23. EEP Cone Contributions means Cone Contributions made to the EEP pursuant to Plan Section 3.02.

FORM 10-K                                               Page 104

Exhibit 4.8


  1.24.    EEP Cone Contributions Account means a Member's
           Account to which EEP Cone Contributions are allocated.

  1.25. EEP Voluntary Contributions Account means a Member's Account to which amounts transferred from the Member's Supplemental Retirement Plan Voluntary Contributions Account pursuant to Member elections in accordance with the Plan provisions in effect on May 1, 1989 are allocated.


  1.26. Effective Date means with respect to this amended and restated Plan, January 1, 1994, except with respect to those provisions that have an earlier effective date pursuant to the Tax Reform Act of 1986, or as otherwise provided. The trust for each plan has an effective date contained in the first trust agreement executed for that plan.

  1.27.    Eligible Employee is defined in Plan Section 2.02.

  1.28. Employee is an individual who renders personal services for an Employer or an Affiliate, in an employer-employee relationship, as defined for Federal Insurance Contribution Act purposes and Federal Employment Tax purposes, including Code
           Section 3401(c).  A Full-Time Employee is an
           individual who, according to a policy uniformly applied in similar situations, is scheduled to work the standard number of hours for his job classification. A Part-Time Employee is one who, according to a policy uniformly applied in similar situations, is scheduled to work less than the standard number of hours for full-time job classifications. Employee shall included Leased Employees within the meaning of Code Sections 404(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code
           Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force. For purposes of the Plan, a citizen or resident of the United States who is an employee of a foreign entity in

FORM 10-K                                               Page 105

Exhibit 4.8


           which Cone directly or through other entities has not less than a ten percent (10%) interest in the voting stock thereof (or, in the case of an entity other than a corporation, in the profits thereof) shall be treated as an Employee of Cone if Cone has entered into an agreement under Code Section 3121(l) with respect to such foreign entity and if no contributions under a funded plan of deferred compensation are provided by any person other than Cone with respect to the remuneration paid to such individual by the foreign entity.

  1.29.    Employer means an entity described in Plan Section
           10.01.

  1.30. Employment Commencement Date means the first day for which an Employee is credited with an Hour of Service. The Employment Commencement Date for any Employee who has Rule of Parity Years is the first day after those Rule of Parity Years for which that Employee is credited with an Hour of Service for the performance of duties.

  1.31.    ERISA means the Employee Retirement Income Security
           Act of 1974, as amended from time to time.

  1.32. Forfeiture refers to any part of a Member's Account under this Plan to which he is not entitled to receive by reason of the vesting rules of Plan
           Article V.

  1.33.    Hour of Service

           (a) An Hour of Service is each hour for which an Employee is paid or is entitled to payment for the performance of duties for an Employer or an Affiliate during the applicable Computation Period.

           (b) An Hour of Service is each hour for which an Employee is paid or is entitled to payment by an Employer or an Affiliate in a period during which no duties are performed (regardless of whether the relationship has terminated)

FORM 10-K                                               Page 106

Exhibit 4.8


                because of vacation, holiday, illness,
                incapacity, layoff or Approved Leave, but:

                (1)   no more than 501 Hours of Service are
                      credited under this subsection (b) to an individual for any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period);

                (2)   an hour for which an individual is
                      directly or indirectly paid, or is
                      entitled to payment, because of a period during which no duties are performed, is not credited to him if that payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and
                (3) Hours of Service are not credited for a payment that solely reimburses an individual for his medical or medically related expenses incurred.

                      For purposes of this subsection (b), a
                      payment is deemed to be made by or be due from an Employer or an Affiliate regardless of whether it is made by or due from that entity directly or indirectly through a trust fund or insurer to which that entity contributes or pays premiums, and regardless of whether contributions made or due to the trust fund or insurer or other funding vehicle are for the benefit of particular individuals or are on behalf of a group of individuals.

           (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate. The same Hours of Service must not be credited both under subsection (a) or

FORM 10-K                                               Page 107

Exhibit 4.8



                (b) and also under this subsection (c). Thus, for example, if an individual receives a back-pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited, he is not entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) is subject to the limitations set forth in the subsection. For example, not more than 501 Hours of Service are required to be credited for payments of back pay, to the extent that the back pay is agreed to or awarded for a period of time during which an individual did not or would not have performed duties.

           (d) For determining Hours of Service for reasons other than the performance of duties, the special rule in 29 C.F.R. section 2530.200b-2(b) is incorporated by reference. That rule provides that Hours of Service are credited on the basis of the number of hours in the individual's regular work schedule or, in the case of a payment not calculated by the units of time, by dividing the payment in question by the individual's most recent hourly rate of pay.

           (e) When crediting Hours of Service to Computation Periods, the special rule in 29 C.F.R. section 2530.200b-2(c) is incorporated by reference. That rule provides that Hours of Service are credited to individuals in the Computation Periods covered by the individual's regular work schedule during the period of nonperformance of duties.

           (f) The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.

FORM 10-K                                               Page 108

Exhibit 4.8


           (g) For purposes of determining Hours of Service credited according to the maternity and paternity absence provisions of Code Section 410(a)(5)(E) and Code Section 411(a)(6)(E),
                those provisions are first effective for Plan Years beginning after 1984.

  1.34. Investment Committee means the Committee appointed by Cone that, prior to August 20, 1992, had authority to manage, acquire or dispose of the assets of the Plan then in effect in accordance with and subject to Plan Section 8.08 (as in effect prior to August 20, 1992) or to appoint one or more Investment Managers for such purpose. The Investment Committee was discontinued effective August 20, 1992.

  1.35. Investment Earnings means the net gain or loss of an Investment Fund from interest and dividends received or accrued, realized and unrealized gains and losses on securities and any other investment transactions, less expenses paid or chargeable to the Investment Fund for a Plan Year or such interim period within a Plan Year for which the assets of the Investment Fund are being valued. Investment Earnings shall be determined on the basis of generally accepted accounting principles and assets of an Investment Fund as of any Valuation Date shall be valued on the basis of their current fair market value.

  1.36. Investment Fund means a fund established for the investment of Trust Fund assets pursuant to Article
           VII.

  1.37. Investment Manager means an individual, firm or other entity appointed by the Board of Directors and assigned duties as described in Plan Section
           8.08.

  1.38.    Member is defined in Plan Section 2.01.

FORM 10-K                                               Page 109

Exhibit 4.8


  1.39. Period of Severance means the period of time beginning on an Employee's Severance from Service
           Date and ending on the date on which he is next credited with an Hour of Service for the performance of duties.

  1.40.    Plan means the 401(K) Program of Cone Mills
           Corporation as described in this document.  The
           Program consists of the Employee Equity Plan, a stock bonus plan (plan number 016), the Employee
           Equity Plan - Hourly, a stock bonus plan (plan number 18) the Supplemental Retirement Plan, a profit sharing plan (plan number 003), and the Supplemental Retirement Plan - Hourly, a profit sharing plan (plan number 17).

  1.41. Plan Year means a twelve (12) month period beginning on January 1 and ending on December 31 and shall be the "limitation year" for purposes of Code Section 415.

  1.42.    Prior Plan means the Supplemental Retirement
           Program of Cone Mills Corporation as in effect on September 1, 1993.


  1.43. Rule of Parity Years means Years of Service which are disregarded for eligibility, vesting or other service credit under the Plan. Rule of Parity Years only apply to an Employee: (1) who has not joined either the EEP or the SRP, (2) who has at least five consecutive one-year Breaks in Service, and (3) whose total consecutive one-year Breaks in Service exceed prior Years of Service.

  1.44. Salary means compensation which is fixed in amount and stipulated to be regularly paid by one or more Employers for a definite period, which shall be a week or more in duration as differentiated from wages, commissions, bonuses or the guaranty of earnings for wage earners over any stated period.

FORM 10-K                                               Page 110

Exhibit 4.8


  1.45. Salary-Reduction Election means the election described in Plan Section 3.01, regardless of whether the election is made with respect to base
           Salary, wages, or other Compensation.

  1.46.    Severance from Service Date means the earliest of:

           (a)  the date an Employee quits, retires, is
                discharged or dies; or

           (b) the first anniversary of the date from which an Employee remains absent from work (with or without pay) for any other reason such as layoff, disability, or Approved Leave; except that, for an Employee who is absent from work by reason of a maternity or paternity absence described in Code Section 410(a)(5)(i)(E) or Code Section 411(a)(6)(i)(E) and who continues to be absent from work beyond the first anniversary of the first day of such maternity or paternity absence, his Severance from Service Date is the second anniversary of the first day of such absence and the period between the first day and second anniversaries is neither a period of Continuous Service nor a Period of Severance; and except that, for an Employee who is absent from work by reason of compulsory military service, his Severance from Service Date is the 91st day following his discharge from active duty.

           An Employee's Severance from Service Date may be postponed by the Advisory Committee under established policy uniformly applied in similar situations. For purposes of this Plan, an Employee has a Severance from Service on his Severance from Service Date.

  1.47. Spouse means the individual legally married to a Member. Surviving Spouse means the individual legally married to a Member on the date of such Member's death. An individual is not a Spouse or a Surviving Spouse after the marriage to the Member is legally ended for reasons other than death of the Member.

FORM 10-K                                               Page 111

Exhibit 4.8


  1.48. SRP and define terms incorporating SRP means the Cone Mills Corporation Supplemental Retirement Plan when used with respect to an employee compensated on a salaried basis and the Cone Mills Corporation Supplemental Retirement Plan - Hourly ("SRP - Hourly") when used with respect to an employee compensated on an hourly wage basis.

  1.49. SRP CODA Contributions means CODA Contributions made to the SRP pursuant to Salary-Reduction
           Elections.

  1.50.    SRP CODA Contributions Account means a Member's
           Account to which his SRP CODA Contributions
           (including all CODA Contributions made prior to May 1, 1989) are allocated.

  1.51. SRP Cone Contributions means Cone Contributions made to the SRP pursuant to Plan Section 3.02.

  1.52.    SRP Cone Contributions Account means a Member's
           Account to which his SRP Cone Contributions
           (including all Cone Contributions made prior to May 1, 1989) are allocated.

  1.53.    SRP Voluntary Contributions Account means a
           Member's Account to which his Voluntary
           Contributions are allocated.

  1.54. Trust and Trust Fund refers to a Trust Fund established for this Plan and the Trust
           Agreement(s) executed under this Plan.

  1.55. Trust Agreement means any agreement including amendments executed by a Trustee or Co-Trustee with Cone to be used in connection with this Plan.

  1.56. Trustee of SRP means Trustee designated in Master Trust Agreement of Supplemental Retirement Plan and Supplemental Retirement Plan - Hourly dated as of January 1, 1994 and any amendatory agreements thereto. Trustee of EEP means Trustee designated in Master Trust Agreement of Employee Equity Plan and Employee Equity Plan - Hourly dated as of

FORM 10-K                                               Page 112

Exhibit 4.8


           January 1, 1994 and any amendatory agreements thereto. A Co-Trustee is one of several Trustees so designated under a Trust Agreement. Unless the context clearly indicates otherwise, the term Trustee also means Co-Trustees.

  1.57.    Valuation Date for this Plan means March 31,
           June 30, September 30 and December 31 of each Plan Year and any other date on which a valuation is made in connection with the payment of benefits.

  1.58.    Voluntary Contribution means any nondeductible
           Member contribution that is not made pursuant to a Salary Reduction Election.

  1.59. Year of Service is defined in (a) for a Part-Time Employee and in (b) for a Full-Time Employee, but a Year of Service does not include: (1) service with an Employer before any termination of employment that occurred before January 1, 1976; and (2) Rule of Parity Years.

           (a)  for a Part-Time Employee, a Plan Year
                following a Part-Time Employee's Employment
                Commencement Date during which he is credited with at least 1,000 Hours of Service. A Part-Time Employee will be credited with one Year of Service for his first full Plan Year if he is credited with at least 1,000 Hours of Service during his initial Computation Period, regardless of whether he is credited with at least 1,000 Hours of Service during such first full Plan Year, provided however, a Year of Service shall not be given for both the initial Computation Period and the first full Plan Year of employment.

           (b) for a Full-Time Employee, twelve months of Continuous Service (whether or not consecutive). Months of Continuous Service are aggregated yield Years of Service.
                If a Part-Time Employee becomes a Full-Time
                Employee during his initial Computation Period and is credited with at least 1,000 Hours of

FORM 10-K                                               Page 113

Exhibit 4.8


                Service in such Computation Period as of the date his change of status occurred, he is granted a Year of Service and his Continuous Service shall begin on the first day of the Computation Period after which the change to Full-Time status occurred. If he is not credited with at least 1,000 Hours of Service as of the date the change in status occurred, then he is credited with service as if he had been a Full-Time Employee during the entire Computation period.

                After completing his initial Computation
                Period, a Part-Time Employee who becomes a Full-Time Employee and who had been credited with at least 1,000 Hours of Service for the Plan Year during which the change occurs, retains his Years of Service for pre-change Plan Years, is credited with a Year of Service for the Plan Year in which the change occurs, and is credited with Continuous Service beginning on the first day of the Plan Year following the date on which the change occurs. If a Part-Time Employee becomes a Full-Time Employee, after completing one Computation Period, and had not been credited with at least 1000 Hours of Service for the Plan Year during which the change occurs, his Continuous Service is credited from the beginning of the Plan Year in which the change occurs.

                If a Full-Time Employee becomes a Part-Time
                Employee, he shall receive credit for the number of full years of Continuous Service completed as of the date the change occurred and will be deemed to become a Part-Time Employee on the first day of the Plan Year in which the date of change occurs. For the Plan Year in which the change occurs, he shall receive credit, on the basis of 190 Hours of Service per month or fraction thereof, for the period from the end of his last full year of Continuous Service to the date of his change in status.

FORM 10-K                                               Page 114

Exhibit 4.8


                A Full-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns as a Part-Time Employee within 12 months is treated as if he had changed from a Full-Time Employee to a Part-Time Employee on the date of his reemployment.

                A Full-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns after the first anniversary of the date on which he quit, retired, was discharged or otherwise absent from work as a Part-Time Employee shall have an initial Computation Period begin on the date of return.

                A Part-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns as a Full-Time Employee before the end of the Plan Year in which such event occurred is treated as if he had been a Part-Time Employee for the entire Plan Year and is credited with 190 Hours of Service for each month in which he is a Full-Time Employee; his Continuous Service as a Full-Time Employee begins on the first day of the next Plan Year.

FORM 10-K                                               Page 115

Exhibit 4.8


                            ARTICLE II

                           PARTICIPATION

  2.01.    MEMBER

           A Member is an Employee or former Employee who has begun participation in this Plan or the Prior Plan according to this Article II. A Member of the Supplemental Retirement Plan or the Employee Equity Plan who was compensated as of December 31, 1993 on an hourly wage basis became as of January 1, 1994 members of the Supplemental Retirement Plan - Hourly or the Employee Equity Plan - Hourly. A Member whose classification of pay status changes during a calendar quarter shall be deemed to be a Member of the hourly or salaried plan for that quarter based upon his or her pay classification as of the end of the calendar quarter.

           An individual whose Account Balance is greater than zero continues to be a Member for purposes of provisions relating to allocation of earnings and losses to his Account and to distributions from his Account, but is a Member for purposes of allocations of Cone Contributions only if he was an Eligible Employee at any time during the Plan Year and CODA Contributions pursuant to Salary-Reduction Elections in effect during such Plan Year were made on his behalf and not withdrawn.

  2.02.    CONDITIONS OF PARTICIPATION

           (a) An Employee shall become an Eligible Employee on the January 1 or July 1 coinciding with or next following his attainment of age twenty-one (21) and completion of one (1) Year of Service. Solely for the purpose of determining eligibility to participate in this Plan, any former employee of Golding Industries, Inc. who became an Employee pursuant to the Asset Purchase Agreement referred to in the Letter of Intent dated October 14, 1994, between Golding Industries,

FORM 10-K                                               Page 116

Exhibit 4.8



                Inc. and Cone Mills Corporation shall receive credit for all service with which he or she was credited for eligibility purposes under the Golding Industries, Inc. Savings and Investment Plan immediately prior to his or her becoming an Employee; and

           (b) An Eligible Employee who is compensated on an hourly wage basis shall only be eligible to participate in and shall become a Member of the SRP - Hourly by electing an SRP CODA Contribution and shall become a Member of the EEP - Hourly by electing an EEP CODA Contribution. An Eligible Employee who is compensated on a salary basis shall only be eligible to participate in and shall become a Member of the SRP by electing an SRP CODA Contribution and shall become a Member of the EEP by electing an EEP CODA Contribution. An Eligible Employee's compensation classification as of the participation date set forth in sub-paragraph (a) above shall determine to which plan he can enroll but the Member's pay classification at the end of each calendar quarter shall be determinative of which plan his Accounts will be maintained.

           (c) Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) cannot be Eligible Employees.

           (d)  Employees who contribute to the Defined
                Contribution Pension Plan of the Machine
                Printers' and Engravers' Association of the United States cannot be Eligible Employees.

  2.03.    EMPLOYMENT AND ELIGIBILITY STATUS CHANGES

           (a) If a Member does not have a Severance from Service Date but becomes an Employee of an Affiliate that does not participate in the Plan, or ceases to make CODA Contributions, he shall become a suspended Member at the end of the pay period the change in status occurs.

FORM 10-K                                               Page 117

Exhibit 4.8


           (b)  If an Employee has attained age twenty-one
                (21) and has at least one (1) Year of Service and becomes an Eligible Employee due to transfer from an Affiliate not participating in the Plan to an Employer, he may participate in the Plan on the January 1 or July 1 coinciding with or next following such transfer. If he is not an Eligible Employee at the time of such transfer, he shall become an Eligible Employee according to Plan Section 2.02.

  2.04.    PARTICIPATION UPON REEMPLOYMENT

           (a)  If a Member or Eligible Employee has a
                Severance from Service Date and is reemployed, such Member shall become an Eligible Employee when he first performs an Hour of Service, unless all of his Prior Years of Service are disregarded as Rule of Parity Years.

           (b)  A Member or Eligible Employee who has a
                Severance from Service Date and whose prior
                Years of Service are all disregarded as Rule of Parity Years is treated as a new Employee for all purposes under the Plan and participates according to Plan Section 2.02.

           (c) An Employee who is not an Eligible Employee or Member when he has a Severance from Service Date shall be treated as a new Employee upon reemployment and shall participate according to Plan Section 2.02.

FORM 10-K                                               Page 118

Exhibit 4.8


                            ARTICLE III
                           CONTRIBUTIONS

  3.01.    CODA CONTRIBUTIONS

           (a) The Employer's CODA Contribution for a Plan Year is the total of all reductions in Members' Compensation for the Plan Year by way of Salary-Reduction Elections. Each Eligible Employee may elect to have his Employer make CODA Contributions on his behalf for a Plan Year in an amount, expressed as a whole percentage, of not less than 2% or more than 15% of his Compensation, provided, however, that no Member shall be permitted to have "Excess Elective Deferrals", which shall mean CODA Contributions made under this Plan, or any other qualified plan maintained by an Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. All CODA Contributions shall be credited to the Member's EEP CODA Contributions Account or to his SRP CODA Contributions Account, as directed by the Member. A Member may divide his CODA Contributions between the SRP and the EEP provided that at least 2% of his Compensation is contributed to each plan.

           (b) CODA Contributions elections shall be made on a form provided by the Advisory Committee.
                Such   forms shall authorize the Employer to
                remit the aggregate amount of CODA
                Contributions designated to be made from Compensation payable to the Employee by the Employer to the EEP or to the SRP or to divide such CODA Contributions between the EEP and SRP. The Employer shall remit CODA Contributions as soon as practicable, but in no event later than ninety (90) days following the end of the pay period for which such contributions were made.

FORM 10-K                                               Page 119

Exhibit 4.8


           (c) Members and Eligible Employees will be allowed to make or change CODA Contributions as of January 1, April 1, July 1 and October 1 of each Plan Year. Employees who are or become Eligible Employees during the Plan Year may become Members of the Plan by executing the appropriate Salary-Reduction Election forms authorizing CODA Contributions to become effective on the January 1 or July 1 next following the date the election forms are delivered to the Advisory Committee.

           (d)  Any Member may elect to cease CODA
                Contributions to the Plan by delivering
                written notice to the Advisory Committee, such election to be effective as soon as possible after receipt. Should such Member desire to rejoin the Plan, he may do so by submitting a new Salary-Reduction Election to the Advisory Committee provided, however, that such reinstatement will not become effective until the July 1 or January 1 next following the effective date on which his earlier CODA Contributions terminated.

           (e) As provided in Section 3.04, the Advisory Committee may suspend or revoke any Salary-Reduction Election of any member or cause refunds of CODA Contributions previously made in the Plan Year by a Member if it is determined that such suspension, revocation or refund is necessary to comply with the limitations and discrimination tests contained in Section 401(k) of the Internal Revenue Code.

           (f) A Member may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Member by notifying the Advisory Committee on or before March 15 of the following year of the amount of the excess CODA Contributions to be assigned to the Plan. A Member is deemed to notify the Advisory Committee of any Excess Elective Deferrals

FORM 10-K                                               Page 120

Exhibit 4.8

                that result solely from CODA Contributions made to this Plan and any other plans of an Employer. Notwithstanding any other provisions of the Plan, excess CODA Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Member to whose Account excess CODA Contributions were assigned for the preceding year and who claims excess CODA Contributions for such taxable year.

  3.02.    CONE CONTRIBUTIONS

           (a) The Employer shall contribute respectively to the EEP and the EEP - Hourly for each Plan Year an amount equal to 50% of the EEP CODA Contributions made on behalf of Members of each plan for such Plan Year. The Employer shall contribute respectively to the SRP and SRP - Hourly for each Plan Year an amount equal to 25% of the SRP CODA Contributions made on behalf of Members of each Plan for such Plan Year; however, CODA Contributions made on behalf of any Member in excess of 6% of his Compensation shall not be taken into account in determining the Cone Contribution. If the total CODA Contributions made on behalf of any Member exceed 6% of his Compensation, then the 6% of Compensation limitation will be divided between the EEP and SRP in the same proportion as the Member elects to divide the CODA Contributions made on his behalf.

           (b) Additional Cone Contributions may be made to the EEP, the SRP or both, with respect to a Plan Year or with respect to any three-month period ending March 31, June 30, September 30 or December 31, in such amount as the Board of Directors in its sole discretion may determine.

FORM 10-K                                               Page 121

Exhibit 4.8

           (c) Current or accumulated earnings and profits of the Employer are not required in order for Cone Contributions to be made. In no event, however, shall Cone Contributions for any Plan Year exceed the amount allowed as a deduction for its fiscal year ended with or nearest the Plan Year end for which such Cone Contributions are made under applicable provisions of the Code.

           (d) All Cone Contributions shall be paid not later than the time prescribed in the Code for filing the federal income tax return of the Employer including extensions which have been granted for the filing of such return. The Trustee is not required to collect Cone Contributions or payments required by an Employer and is responsible only for assets received as Trustee.

           (e)  All contributions to the Trust Fund are
                conditioned on their being deductible under applicable provisions of the Code. If any deduction for any contribution is not allowed in whole or in part, then that disallowed portion must be returned to the contributor, but repayment must be made no later than one year after the disallowance. To the extent such disallowance represents CODA Contributions made pursuant to Salary-Reduction Elections of Members, such contribution shall be returned to the appropriate Members. For purposes of this
                Section 3.02, the disallowance may be made by the opinion of any court whose decision has become final or by any disallowance asserted by the Internal Revenue Service to which Cone agrees.

           (f) If any excess contribution is made by an Employer because of a mistake-of-fact, then the portion of the contribution due to the mistake-of-fact must be returned to the contributor. To the extent such mistake-of-fact contribution represents CODA

FORM 10-K                                               Page 122

Exhibit 4.8


                Contributions made pursuant to Salary-
                Reduction Elections of Members, such
                contributions shall be returned to the
                appropriate Members.  Earnings of the Trust
                Fund attributable to the excess contribution may not be returned but any losses attributable thereto must reduce the amount returned.

  3.03.    CASH AND NONCASH CONTRIBUTIONS

           (a) Cone Contributions and CODA Contributions to the SRP Trust Fund shall be in cash.

           (b) CODA Contributions to the EEP Trust Fund shall be in cash.

           (c) Cone Contributions to the EEP Trust Fund may be in the form of either cash or Qualifying Employer Securities as defined in Section 407(d)(5) of ERISA. All noncash property contributed to the Trustee must be valued at its fair market value on the actual date of acceptance of the property by the Trustee.

  3.04.    DEFERRAL PERCENTAGE TEST - CODA CONTRIBUTIONS

           (a)  CODA Contributions under this Plan are
                intended to qualify as cash or deferred
                arrangements according to Section 401(k) of the Code. For purposes of measuring compliance with Section 401(k), the Supplemental Retirement Plan and the Employee Equity Plan shall be treated as an aggregated group and CODA contributions to those plans shall be aggregated and the Supplemental Retirement Plan - Hourly and the Employee Equity Plan - Hourly shall be treated as an aggregated group and CODA contributions to those plans shall be aggregated. The deferral percentage tests as described in this Section
                3.04 shall be made for each Plan Year and shall be applied separately to each aggregated group. Compliance with such tests will be

FORM 10-K                                               Page 123

Exhibit 4.8


                secured as provided in this Section 3.04 and in accordance with Code Section 401(k)(3), Treasury Regulation 1.401(k)-1(b), and, if applicable, Code Section 401(m)(9) and Treasury Regulation 1.401(m)-2, each of which is incorporated herein by reference.

           (b)  Definitions for purposes of deferral
                percentage tests are:

                (1)   Actual Deferral Percentage (ADP) means
                      the percentage determined by dividing the sum of CODA Contributions made on behalf of a Member which are allocated to his Account for the Plan Year or portion thereof by his Compensation for the Plan Year or portion thereof. The ADP of an Eligible Employee who does not elect to have CODA Contributions made on his behalf is zero.

                (2) Average ADP means the arithmetic average of the ADP of all Members and Eligible
                      Employees as a group.

                (3)   For any Plan Year, compensation may be
                      given any meaning which satisfies Code
                      Section 414(s).

                (4)   Highly Compensated Employee includes
                      highly compensated active Employees and
                      highly compensated former Employees.
                      A highly compensated active Employee
                      includes any Employee who performs
                      services for the Employer during the
                      determination year and who, during the
                      look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant in Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an

FORM 10-K                                               Page 124

Exhibit 4.8


                      officer of the Employer and received
                      Compensation during such year that is
                      greater than 150 percent of the dollar
                      limitation in effect under Section
                      415(b)(1)(A) of the Code.  The term
                      highly compensated active Employee also
                      includes: (i) any Employee who is both
                      described in the preceding sentence if
                      the term "determination year" is
                      substituted for the term "look-back year" and is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

                      If no officer has satisfied the
                      Compensation requirement of (iii) above
                      during either a determination year or
                      look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

                      A highly compensated former Employee
                      includes any Employee who has a Severance from Service (or was deemed to have a Severance from Service) prior to the determination year, performs no services for the Employer during the determination year, and was a highly compensated active Employee for either his severance year or any determination year ending on or after the Employee's 55th birthday.

                      If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an

FORM 10-K                                               Page 125

Exhibit 4.8


                      active or former Employee or of a Highly
                      Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the combined ADP for the family group of which such Employee is a member (which is treated as one Highly Compensated Employee) must be determined by combining the compensation and CODA Contributions of all the eligible family members, and the combined ACP for the family group must be determined by combining the compensation and Cone Contributions of all the eligible family members. For purposes of the Section, family member includes the Spouse, lineal ascendants and descendants of the Employee or former Employee and the Spouses of such lineal ascendants and descendants.

                      The determination of who is a Highly
                      Compensated Employee, including the
                      determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

                (5) Non-Highly Compensated Employee means an Employee who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee as defined in Plan Section 3.04(b)(4).

FORM 10-K                                               Page 126

Exhibit 4.8

           (c) The average ADP for any Plan Year cannot exceed the allowance set forth in the following table:

                      (A)                               (B)
           If Average Actual Deferral         The Average Actual Deferral
           Percentage for Eligible Non-       Percentage for Eligible Highly
           Highly Compensated Employees is:   Compensated Employees can be:

           2% or less.........................2 times Column A
           2% to 8%...........................Column A plus 2
                                               percentage points
           Over 8%............................1.25 times Column A

           (d) Notwithstanding the foregoing table, to avoid duplicate use of the limit for any Highly Compensated Employee in violation of Code
                Section 401(m)(9), the actual contribution ratio for Highly Compensated Employees shall be reduced pursuant to Treasury Regulation 1.401(m)-2 and Plan Section 3.05(f).

           (e) In the case of a Highly Compensated Employee who is a Member or Eligible Employee and who is eligible to have CODA Contributions made on his behalf to individual accounts under two or more Employer plans described in Section 401(a) or 401(k) of the Code, all such contributions shall be treated as if made to a single plan for purposes of determining the ADP for any Plan Year.

           (f) CODA Contributions made on behalf of any Member who is a Highly Compensated Employee, that in the aggregate for any Plan Year, exceed the maximum amount that can be allocated based on the application of the deferral percentage test for such Plan Year, shall be distributed, to the extent practicable within two and one half months, but in no event later than the last day of the Plan Year next following the year in which such excess CODA Contributions were made. Such distributions shall include any income or be reduced by any loss applicable to the excess CODA Contributions and shall be made in cash to the Members on whose behalf excess CODA Contributions were made.

FORM 10-K                                               Page 127

Exhibit 4.8


                If it appears during a Plan Year that excess
                CODA Contributions will be made on behalf of Highly Compensated Employees, the Advisory Committee, upon appropriate notice, may reduce, or suspend entirely current Salary Reduction Elections in effect for Highly Compensated Employees or refund a portion of CODA Contributions previously made in the Plan Year to the extent necessary to comply with the deferral percentage tests. The amount of excess CODA Contributions for a Member who is a Highly Compensated Employee shall be determined in accordance with Treasury Regulation 1.401(k)-1(f)(2). No "gap period" income or loss will be distributed.

  3.05.    CONTRIBUTIONS PERCENTAGE TEST - EMPLOYEE AFTER-TAX
           CONTRIBUTIONS AND CONE CONTRIBUTIONS

           (a) Contributions by Members on an after-tax basis are not permitted by this Plan. If such Member contributions are allowed in the future, they shall be taken into account for purposes of applying the tests described in this Section 3.05. For purposes of measuring compliance with Section 401(m) the Supplemental Retirement Plan and the Employee Equity Plan shall be treated as an aggregated group and Cone Contributions to those plans shall be aggregated and the Supplemental Retirement Plan - Hourly and the Employee Equity Plan - Hourly shall be treated as an aggregated group and Cone Contributions to those plans shall be aggregated. The contribution percentages tests as described in this Section 3.05 shall be made for each Plan Year and shall be applied separately to each aggregated group. Compliance with such tests will be secured as provided in this Section
                3.05 and in accordance with Code Section
                401(m)(2), Treasury Regulation 1.401(m)(1)-b, and, if applicable, Code Section 401(m)(9) and Treasury Regulation 1.401((m)-2, each of which is incorporated herein by reference.

FORM 10-K                                               Page 128

Exhibit 4.8


           (b) Definitions for purposes of contributions percentage tests are:

                (1)   Actual Contributions Percentage (ACP)
                      means the percentage determined by
                      dividing the sum of Cone Contributions
                      and Member contributions, if any,
                      allocated to his Account for the Plan
                      Year or portion thereof by his
                      Compensation for the Plan Year or portion thereof. The ACP of an Eligible Employee who does not receive Cone Contributions or make Member contributions is zero.

                (2) Average ACP means the arithmetic average of the ACP for all Members and Eligible
                      Employees as a group.

                (3)   Compensation has the meaning given such
                      term by Plan Section 3.04(b)(3).

                (4)   Highly Compensated Employee means an
                      Employee described in Plan Section
                      3.04(b)(4).

                (5) Non-Highly Compensated Employee means an Employee who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee as defined in Plan Section 3.05(b)(5).

           (c)  The average ACP for any Plan Year cannot
                exceed the allowance set forth in the
                following table:
                      (A)                               (B)
           If Average Actual Contributions    The Average Actual Contributions
           Percentage for Eligible Non-       Percentage for Eligible Highly
           Highly Compensated Employees is:   Compensated Employees can be:

             2% or less.........................2 times Column A
             2% to 8%...........................Column A plus 2
                                                    percentage points
             Over 8%............................1.25 times Column A

FORM 10-K                                               Page 129

Exhibit 4.8


           (d) Notwithstanding the foregoing table, to avoid duplicate use of the limit for any Highly Compensated Employee in violation of Code
                Section 401(m)(9), the actual contribution ratio for Highly Compensated Employees shall be reduced pursuant to Treasury Regulation 1.401(m)-2 and Plan Section 3.05(f).
           (e) In the case of a Highly Compensated Employee who is a Member or Eligible Employee and who is eligible to receive matching Employer Contributions and to make Member contributions to individual accounts under two or more Employer plans described in Section 401(a) or 401(m) of the Code, all such contributions shall be treated as if made to a single plan for purposes of determining the ACP for any Plan Year.
           (f) Cone Contributions made on behalf of any Member who is a Highly Compensated Employee and Member contributions that in the aggregate for any Plan Year exceed the maximum amount that can be allocated based on the application of the contributions percentage test for such Plan Year, shall be distributed, to the extent practicable within two and one-half months, but in no event later than the last day of the Plan Year next following the year in which such excess Cone Contributions and Member contributions were made. Such distributions shall include any income or be reduced by any loss applicable to the excess Cone Contributions and Member Contributions and shall be made in cash to the Members on whose behalf excess Cone Contributions and Member contributions were made. If it appears during a Plan Year that excess Cone Contributions and member contributions will be made on behalf of Highly Compensated Employees, the Advisory Committee, upon appropriate notice, may reduce or suspend entirely current Member contribution elections in effect for Highly Compensated Employees or refund a portion of such contributions previously made in the Plan

FORM 10-K                                               Page 130

Exhibit 4.8


                Year to the extent necessary to comply with the contributions percentage tests. The amount of excess CODA Contributions for a Member who is a Highly Compensated Employee shall be determined in accordance with Treasury Regulation 1.401(m)-1(e)(2) and
                1.401(m)-2. No "gap period" income or loss will be distributed.

  3.06.    DISTRIBUTION RESTRICTIONS

           Except as permitted by Plan Section 3.04(f) or 3.05(f), no distribution from the Plan shall be made to a Member or his or her Beneficiary or Beneficiaries, in accordance with such Member's or Beneficiary or Beneficiaries election, earlier than upon Severance from Service, death, disability or the hardship of the Member as described in Plan
           Section 6.10.

FORM 10-K                                               Page 131

Exhibit 4.8

                            ARTICLE IV
                     ACCOUNTS AND ALLOCATIONS

  4.01.    INDIVIDUAL ACCOUNTS.

           The Advisory Committee shall maintain individual accounts for each Member in which all amounts allocated to such Member shall be credited and all distributions and other withdrawals shall be charged in accordance with applicable provisions of this Plan. Individual accounts shall contain the following components or subaccount as applicable:
           CODA Contributions Account consisting of the Member's EEP CODA Contributions Account and his SRP CODA Contributions Account; Cone Contributions Account consisting of the Member's EEP Cone Contributions Account and his SRP Cone Contributions Account; and Voluntary Contributions Account consisting of the Member's EEP Voluntary Contribution Account and his SRP Voluntary Contribution Account. Each Member's individual account shall reflect the Investment Funds in which his account balances are invested pursuant to Plan
           Article VII.

  4.02.    CODA CONTRIBUTIONS ACCOUNT.
           As of each Valuation Date, the Advisory Committee shall credit the total value of the contributions made during the period ending on such Valuation Date by each Member pursuant to his Salary-Reduction Election to his CODA Contributions Account.

  4.03.    CONE CONTRIBUTIONS ACCOUNT.

           (a)  As of each Valuation Date, the Advisory
                Committee shall compute each Member's share of Cone Contributions determined for the period ending on such Valuation Date under Plan
                Section 3.02 and allocate such amount to his Cone Contributions Account as provided herein. Cone Contributions shall be allocated and credited to the Cone Contributions Accounts of Members employed on each Valuation Date and Members who retired, terminated employment,

FORM 10-K                                               Page 132

Exhibit 4.8

                suspended CODA Contributions or died during the period ending on such Valuation Date and who had made CODA Contributions pursuant to Salary-Reduction Elections in effect during such period.

           (b) Each Member described in paragraph (a) above shall receive an allocation of Cone
                Contributions made pursuant to Plan Section
                3.02(a) as follows:

                (1) With respect to Cone Contributions made to the SRP pursuant to Section 3.02(a), each Member shall be credited with 25% of the aggregate SRP CODA Contributions made on his behalf for the applicable Plan Year and not withdrawn, provided, however, that CODA Contributions in excess of 6% of his Compensation shall not be taken into account.

                (2) With respect to Cone Contributions made to the EEP pursuant to Section 3.02(a), each Member shall be credited with 50% of the aggregate EEP CODA Contributions made on his behalf for the applicable Plan Year and not withdrawn, provided, however, that CODA Contributions in excess of 6% of his Compensation shall not be taken into account.

                      If the total CODA Contributions made on
                      behalf of any Member exceed 6% of his
                      Compensation then the 6% of Compensation limitation will be divided between the SRP and the EEP in the same proportion as the Member elects to have divided the CODA Contributions made on his behalf.

           (c) Each Member described in paragraph (a) above shall receive an allocation of Cone
                Contributions made pursuant to Plan Section
                3.02(b) as follows:

FORM 10-K                                               Page 133

Exhibit 4.8


                (1) With respect to Cone Contributions made to the SRP pursuant to Section 3.02(b), each Member shall be credited with the same proportion of the additional Cone Contributions as the SRP CODA
                      Contributions made on his behalf for the applicable Plan Year or other period and not withdrawn bears to the total CODA Contributions made on behalf of all Members for such Plan Year or period and not withdrawn; provided, however, that in its resolutions authorizing any additional Cone Contributions to the SRP pursuant to Section 3.02(b), the Board of Directors may direct that SRP CODA Contributions in excess of a specified percentage of Compensation shall be disregarded, in which case each Member shall be credited with the same proportion of the additional Cone Contributions as the SRP CODA
                      Contributions made on his behalf not in
                      excess of the specified percentage of
                      Compensation bears to the total CODA
                      Contributions made on behalf of all
                      members, not in excess of the specified
                      percentage of each individual's
                      Compensation.

                (2) With respect to Cone Contributions made to the EEP pursuant to Section 3.02(b), each Member shall be credited with the same proportion of the additional Cone Contributions as the EEP CODA
                      Contributions made on his behalf for the applicable Plan Year or other period and not withdrawn bears to the total CODA Contributions made on behalf of all Members for such Plan Year or period and not withdrawn; provided, however, that in its resolutions authorizing any additional Cone Contributions to the EEP pursuant to Section 3.02(b), the Board of Directors may direct that EEP CODA

FORM 10-K                                               Page 134

Exhibit 4.8

                      Contributions in excess of a specified
                      percentage of Compensation shall be
                      disregarded, in which case each Member
                      shall be credited with the same
                      proportion of the additional Cone
                      Contributions as the EEP CODA
                      Contributions made on his behalf not in
                      excess of the specified percentage of
                      Compensation bears to the total CODA
                      Contributions made on behalf of all
                      members, not in excess of the specified
                      percentage of each individual's
                      Compensation.

                      If the total CODA Contributions made on
                      behalf of any Member for any applicable
                      Plan Year or other period exceed the
                      percentage limitation specified by the
                      Board of Directors in its resolution
                      authorizing additional Cone Contributions pursuant to Section 3.02(a), then the percentage of Compensation Limitation will be divided between the SRP and the EEP in the same proportion as the Member elects to have divided the CODA Contributions made on his behalf.

  4.04.    VOLUNTARY CONTRIBUTIONS ACCOUNT.

           Members who made Voluntary Contributions as previously permitted under the Plan shall have a Voluntary Contributions Account, which shall have as its opening balance, the amount carried forward from the previous Plan. Voluntary Member Contributions are not permitted by this Plan; such Accounts will only share in Investment Earnings as hereafter provided.

  4.05.    ALLOCATION OF INVESTMENT EARNINGS.

           Investment Earnings as of each Valuation Date shall be allocated to the individual Accounts of Members as provided below:

FORM 10-K                                               Page 135

Exhibit 4.8


           (a) The Trustee shall determine the net Investment Earnings as of each Valuation Date separately for each Investment Fund in accordance with generally accepted accounting principles. The determination by the Trustee may be accepted as conclusive by the Advisory Committee.

           (b) Investment Earnings for each Investment Fund shall be allocated as of each Valuation Date to the individual Accounts of Members in the same proportion that the dollar value investment of each Member's individual Account in such Investment Fund bears to the total dollar value investment of all Member's individual Accounts in such Investment Fund. The dollar value investment eligible to share in the allocation of net Investment Earnings shall be determined by deducting from the value of each individual Account as of the preceding Valuation Date the total amount of all single sum payments or withdrawals and one-half (1/2) the amount of all installment payments out of such individual Account; provided however, that the total amount of all installment payments shall be deducted if the total amount in an individual Account as of the preceding Valuation Date is to be paid out prior to the next succeeding Valuation Date. The amount eligible to share in the allocation of net Investment Earnings shall be increased by adding to the value of each Member's individual accounts as of the preceding Valuation Date, one-half of the amount of CODA Contributions made to such accounts with respect to each Member, but not withdrawn during the period after the preceding Valuation Date.

           (c) Notwithstanding the foregoing provisions of this Section 4.05, unrealized gains and losses with respect to Qualifying Employer Securities held in the Company Stock Fund shall not be allocated, but the value of Qualifying Employer Securities allocated to a Member's

FORM 10-K                                               Page 136

Exhibit 4.8


                EEP Accounts shall be determined as of each Valuation Date and reported to the Member. Qualifying Employer Securities traded on the New York Stock Exchange with be valued at their closing price on the Exchange on the Valuation Date or, if that date is not a business day, on the immediately preceding business day.

  4.06.    MAXIMUM ANNUAL ADDITIONS.

           (a) Notwithstanding any other provision of this Plan, the maximum "Annual Additions" credited to a Member's Account for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Member's "415 Compensation" for such "limitation year."

           (b) For purposes of applying the limitations of Code Section 415, "Annual Additions" means the sum credited to a Member's individual Accounts in the SRP and the EEP, taken together, for any "limitation year" of: (1) Cone Contributions, (2) CODA Contributions, (3) Voluntary Contributions, (4) Forfeitures, (5) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code
                Section 415 (1)(2) which is part of a pension or annuity plan maintained by the Employer and
                (6) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits

FORM 10-K                                               Page 137

Exhibit 4.8


                (within the meaning of Code Section
                419A(f)(2)) after separation from service which is otherwise treated as an "Annual Addition," or (2) any amount otherwise treated as an "Annual Addition" under Code Section 415(1)(1).

           (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "Annual Addition." In addition, the following are not CODA Contributions or Voluntary Contributions for the purposes of Plan Sections 4.06(b)(2) and (3): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and
                408(d)(3)); (2) repayments of loans made to a Member from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code
                Section 408(k)(6).

           (d) For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include the Member's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan(including, but not limited to, commissions paid salesmen, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Member who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Member's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during the "limitation year".

FORM 10-K                                               Page 138

Exhibit 4.8


                "415 Compensation" shall exclude: (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed (including contributions not includable in gross income under Code Section 402(e)(3)), (B) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution, (C) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (D) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
                (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), contributions not includable in gross income under Code Section 125, and contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity

FORM 10-K                                               Page 139

Exhibit 4.8


                contract described in Code Section 403(b)
                (whether or not the contributions are
                excludable from the gross income of the
                Employee).  "415 Compensation" shall be
                limited to $200,000 ($150,000, effective for Plan Year beginning January 1, 1994) (unless adjusted in the same manner as permitted under Code Section 415(d).

           (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

           (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code
                Section 415(d) pursuant to the Regulations.
                The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

           (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

           (h)  For the purpose of this Section, if the
                Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by as single Employer.

FORM 10-K                                               Page 140

Exhibit 4.8


           (i) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Member who maintain this Plan will be considered to be a single Employer.

           (j)  (1)   If a Member participates in more than one
                      defined contribution plan maintained by
                      the Employer which have different
                      Anniversary Dates, the maximum "Annual
                      Additions" under this Plan shall equal
                      the maximum "Annual Additions" for the
                      "limitation year" minus any "Annual
                      Additions" previously credited to such
                      Member's accounts during the "limitation year."

                (2)   If a Member participates in both a
                      defined contribution plan subject to Code
                      Section 412 and a defined contribution
                      plan not subject to Code Section 412
                      maintained by the Employer which have the same Anniversary Date, "Annual Additions" will be credited to the Member's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "Annual Additions" to the Member's accounts under the defined contribution plan not subject to Code
                      Section 412.

                (3) If a Member participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "Annual Additions" under this Plan shall equal the product of (A) the maximum "Annual Additions" for the "limitation year" minus any "Annual Additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "Annual Additions" which would be credited to such Member's accounts under this Plan without regard to the limitations of Code

FORM 10-K                                               Page 141

Exhibit 4.8


                      Section 415 and (ii) the denominator of
                      which is such "Annual Additions" for all plans described in this subparagraph.

           (k) Subject to the exception in Section 4.06(p) below, if an Employee is (or has been) a Member in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

           (l)  (1)   The defined benefit plan fraction for any
                      "limitation year" is a fraction (A) the
                      numerator of which is the "projected
                      annual benefit" of the Member under the
                      Plan (determined as of the close of the
                      "limitation year"), and (B) the
                      denominator of which is the greater of
                      the product of 1.25 multiplied by the
                      "protected current accrued benefit" or
                      the lesser of:  (i) the product of 1.25
                      multiplied by the maximum dollar
                      limitation provided under Code Section
                      415(b)(1)(A) for such "limitation year," or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) for such "limitation year."

                (2) For purposes of applying the limitation of Code Section 415, the "projected annual benefit" for any Member is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulation 1.415-7(b)(3).

                (3) For purposes of applying the limitations of Code Section 415, "protected current accrued benefit" for any Member in a defined benefit plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under question T-3 of Internal Revenue Service Notice 83-10.:

FORM 10-K                                               Page 142

Exhibit 4.8


           (m)  (1)   The defined contribution plan fraction
                      for any "limitation year" is a fraction
                      (A) the numerator of which is the sum of the "Annual Additions" to the Member's accounts as of the close of the "limitation year" and (B) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such "limitation year" (determined without regard to Code Section
                      415(c)(6)), or (ii) the product of 1.4
                      multiplied by the amount which may be
                      taken into account under Code Section
                      415(c)(1(B) for such "limitation year."

                (2)   Notwithstanding the foregoing, the
                      numerator of the defined contribution
                      plan fraction shall be adjusted pursuant to Regulation 1.415-7(d)(1) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

                (3) For defined contribution plans in effect on or before July 1, 1982, the Administrator may elect, for any "limitation year" ending after December 31, 1982, that the amount taken into account in the denominator for every Member for all "limitation years" ending before January 1, 1983 shall be an amount equal to the product of (A) the denominator for the "limitation year" ending in 1982 determined under the law in effect for the "limitation year" ending in 1982 multiplied by (B) the "transition fraction."

                (4) For purposes of the preceding paragraph, the term "transition fraction" shall mean

FORM 10-K                                               Page 143

Exhibit 4.8


                      a fraction (A) the numerator of which is the lesser of (I) $51,875 or (ii) 1.4 multiplied by twenty-five percent (25%) of the Member's "415 Compensation" for the "limitation year" ending in 1981, and
                      (B) the denominator of which is the
                      lesser of (i) $41,500 or (ii) twenty-five percent (25%) of the Member's "415 Compensation" for the "limitation year" ending in 1981.

                (5)   Notwithstanding the foregoing, for any
                      "limitation year" in which the Plan is a Top Heavy Plan, $41,500 shall be substituted for $51,875 in determining the "transition fraction."

           (n)  Notwithstanding the foregoing, for any
                "limitation year" in which the Plan is a Top
                Heavy Plan, 1.0 shall be substituted for 1.25 in paragraph 1(1) and m(1).

           (o)  If the sum of the defined benefit plan
                fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Member in this Plan for reasons other than described in Section 4.06(p), the Advisory Committee shall then adjust the numerator of the defined benefit plant fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Member.

           (p) If (1) the substitution of 1.00 for 1.25 and $41,500 for $51,875 above or (2) the excess benefit accruals or "Annual Additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Member in any "limitation year," such Member shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation is satisfied: (A) the Member's accrued benefit under the defined benefit plant shall not increase, (B) no "Annual Additions" may be

FORM 10-K                                               Page 144

Exhibit 4.8


                credited to a Member's account and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

           (q) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

  4.07.    ADJUSTMENTS FOR EXCESSIVE ANNUAL ADDITIONS.

           (a) If, as a result of a reasonable error in estimating a Member's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "Annual Additions" under this Plan would cause the maximum "Annual Additions" to be exceeded for any Member, the Advisory Committee shall (1) return any CODA Contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount", in the Member's accounts, (2) hold any "excess amount" remaining after the return of any CODA contributions in a "Section 415 suspense account", (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce CODA Contributions for that Member if that Member is covered by the Plan as of the end of the "limitation year," or if the Member is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Members in the Plan before any Cone or CODA Contributions which would constitute "Annual Additions" are made to the Plan for such "limitation year",
                (4) reduce Cone Contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

FORM 10-K                                               Page 145

Exhibit 4.8


           (b) For purposes of this Section, "excess amount" for any Member for a "limitation year" shall mean the excess, if any, of: (1) the "Annual Additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415, over (2) the maximum "Annual Additions" determined pursuant to Section 4.06.

           (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Members in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

           (d) The Plan may not distribute "excess amounts," other than CODA Contributions as provided by the Code and regulations thereunder, to Members or former Members.

   4.08    DETERMINATION OF TOP HEAVY STATUS.

           This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceed sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

           This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date,
           (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceed ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees

FORM 10-K                                               Page 146

Exhibit 4.8


           under this Plan and all plans of an Aggregation Group. If any Member is a Non-Key Employee for any Plan Year, but such Member was a Key Employee for any prior Plan Year, such Member's Present Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Member or Former Member has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Member or former Member shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

           The following definitions apply in determining whether the Plan is a Top Heavy Plan or a Super Top
           Heavy Plan:

           (a)  Aggregate Account:  A Member's Aggregate
                Account as of the Determination Date is the sum of:

                (1)   the Member's Account balance as of the
                      most recent Valuation Date occurring
                      within a twelve (12) month period ending on the Determination Date;

                (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the most recent Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the
                      Determination Date that are allocated as of a date in that first Plan Year;

FORM 10-K                                               Page 147

Exhibit 4.8

                (3)   any Plan distributions made within the
                      Plan Year that includes the Determination
                      Date or within the four (4) preceding
                      Plan Years.  However, in the case of
                      distributions made after the most recent
                      Valuation Date and prior to the
                      Determination Date, such distributions
                      are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Member's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Member's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                (4)   any Employee contributions, whether
                      voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Member's Aggregate Account balance.

                (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.

FORM 10-K                                               Page 148

Exhibit 4.8


                (6)   with respect to related rollovers and
                      plan-to-plan transfers (ones either not
                      initiated by the Employee or made to a
                      plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Member's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

           (b)  Aggregation Group means either a Required
                Aggregation Group or a Permissive Aggregation
                Group as hereinafter determined.

                (1)   Required Aggregation Group:  In
                      determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a member in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

FORM 10-K                                               Page 149

Exhibit 4.8

                      In the case of a Required Aggregation
                      Group, each plan in the group will be
                      considered a Top Heavy Plan if the
                      Required Aggregation Group is a Top Heavy
                      Group.  No plan in the Required
                      Aggregation Group will be considered a
                      Top Heavy Plan if the Required
                      Aggregation Group is not a Top Heavy
                      Group.

                (2)   Permissive Aggregation Group:  The
                      Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                      In the case of a Permissive Aggregation
                      Group, only a plan that is part of the
                      Required Aggregation Group will be
                      considered a Top Heavy Plan if the
                      Permissive Aggregation Group is a Top
                      Heavy Group.  No plan in the  Permissive
                      Aggregation Group will be considered a
                      Top Heavy Plan if the Permissive
                      Aggregation Group is not a Top Heavy
                      Group.

                (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                (4)   An Aggregation Group shall include any
                      terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

           (c) Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan
                Year.

FORM 10-K                                               Page 150

Exhibit 4.8

           (d) Key Employee means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four(4) Plan Years, has been included in one of the following categories:


                (i) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 150 percent (150%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

                (ii)  one of the ten employees having annual
                      "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (0.5%) interest and the largest interests in the Employer.

               (iii) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

FORM 10-K                                               Page 151

Exhibit 4.8


                (iv)  a "one percent owner" of the Employer
                      having annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and
                      (o) shall be taken into account.  For
                      purposes of this Section, "415
                      Compensation"  means Compensation as
                      defined in Plan Section 4.06(d), except
                      that the determination of "415
                      Compensation"  shall be made without
                      regard to Code Sections 125, 402(e)(3),
                      402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement without regard to Code Section 403(b).

           (e)  Non-Key Employee means any Employee or former
                Employee (and his Beneficiaries) who is not a Key Employee.

           (f) Present Value of Accrued Benefit In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Member other than a Key Employee, shall be as determined using the

FORM 10-K                                               Page 152

Exhibit 4.8


                single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under code Section 411(b)(1)(C).

           (g) Top Heavy Group means an Aggregation Group in which as of the Determination Date, the sum of:

                (1)   the Present Value of Accrued Benefits of
                      Key Employees under all defined benefit
                      plans included in the group, and

                (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Members.

  4.09.    TOP HEAVY REQUIREMENTS.

           (a) Minimum Allocations Required for Top Heavy Plan Years. For any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and Forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Account of each Key Employee for such Top Heavy Plan Year is less than three percent(3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the

FORM 10-K                                               Page 153

Exhibit 4.8
                Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of any Key Employee. For the purposes of this Section, "415 Compensation" shall be limited to $200,000 ($150,000 effective for Plan Years beginning
                January 1, 1994) unless adjusted in such manner as permitted under Code Section 415(d).)

                For purposes of the minimum allocations set forth above, the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee. For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Accounts of all Non-Key Employees who are Members and who are employed by the Employer on the last day of the Plan Year. In lieu of the above, in any Plan Year in which a Non-Key Employee is a Member in both this Plan and a defined benefit pension plan included in the Top-Heavy Group, the required minimum contribution for each Top-Heavy Plan Year shall be satisfied by the minimum benefit under the defined benefit plan. For Employees who do not participate in this Plan but who participate in another plan of the Top-Heavy Group, the top-heavy minimum accrued benefit or contribution shall be satisfied by providing the minimum accrued benefit or contribution under that plan. If the Employer maintains another qualified plan that provides a minimum benefit or contribution, then in no event shall the minimum benefit or contribution provided under this Plan, when combined with the benefit or contribution provided by the other plan, exceed the amount required by Code Section 416(c). For purposes of determining minimum allocations, the CODA Contributions and Cone Contributions for Key Employees shall be taken into account but the CODA Contributions for Non-Key Employees shall not be taken into account.

FORM 10-K                                               Page 154


Exhibit 4.8

           (b)  Minimum Vesting:  In accordance with Plan
                Section 5.01, a Member is 100% vested in his Account at all times.

           (c) Impact on Maximum Benefits: For any Plan Year in which the Plan is a Top-Heavy Plan, Plan
                Section 4.06 shall be applied by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

           (d) Notwithstanding anything contained herein to the contrary, the requirements prescribed in this Section shall at all times comply with the provisions of Code Section 416 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

FORM 10-K                                               Page 155

Exhibit 4.8

                             ARTICLE V

                              VESTING

  5.01.    VESTED ACCOUNTS.

           (a)  Each Member's CODA Contributions Account and
                Voluntary Contributions Account, if
                applicable, are nonforfeitable (100% vested).

           (b)  (1)   If, before January 1, 1989, a Member had
                      a voluntary Severance from Service Date
                      (other than by retirement or death) and
                      had incurred a one-year Break in Service,
                      his Cone Contributions Accounts are
                      vested (nonforfeitable) according to the
                      following schedule:
                                                  Vested Percentage
                      Years of Service            Cone Contributions
                        After age 18                   Account

                      Less than 4,                             0%
                      4 but less than 5                       50%
                      5 or more                              100%

                      Before January 1, 1989, a Member's Cone
                      Contributions Accounts were 100% vested
                      on the earlier of his 65th birthday
                      (normal retirement date) or his death, or at his involuntary Severance from Service Date.

                (2) Each Member of the Plan who is employed by an Employer on or after January 1, 1989, and each Member of the Plan on January 1, 1989, who was not then employed by an Employer but who had not yet incurred a one-year Break in Service is 100% vested in his Cone Contributions Accounts.

  5.02.    FORFEITURES.

           For Plan Years beginning on and after January 1,
           1989, each Member's Accounts in the SRP and EEP are

FORM 10-K                                               Page 156

Exhibit 4.8


           nonforfeitable (100% vested); therefore, no
           Forfeitures shall occur or shall be subject to allocation in such Plan Years.

FORM 10-K                                               Page 157

Exhibit 4.8


                            ARTICLE VI

                     DISTRIBUTION OF BENEFITS

  6.01.    CLAIM PROCEDURE.

           The Advisory Committee may require any person entitled to benefits to complete an application for payment and to select the method under which benefits are to be paid. If a claim is wholly or partially denied, the Advisory Committee will furnish the claimant a written explanation within ninety days unless special circumstances require an extension of time. If an extension is needed, the Advisory Committee will notify the claimant before the ninety-day period expires informing him that the written explanation will be sent within the second ninety-day period. The written notice will state: (1) the specific reason or reasons for denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) appropriate information as to the steps to be taken if the member or Beneficiary wishes to submit the claim for review.

  6.02.    REVIEW OF CLAIMS.

           The claimant or a duly authorized representative may, within sixty days after receipt by the claimant of a written notification or denial of a claim: (1) request a review by the Advisory Committee upon written application to the Committee; (2) review pertinent documents; and (3)
           submit issues and comments in writing.            A
           decision by the Advisory Committee shall be made promptly but in any event not later than sixty days after receipt of a request for review unless special circumstances require an extension of time, in which event a decision shall be rendered not later than one hundred twenty days after receipt of such request. Written notice of any such extension

FORM 10-K                                               Page 158

Exhibit 4.8

           shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing, shall include specific reasons for the decision and shall be furnished to the claimant within the appropriate time described in this Section 6.02.

  6.03.    DISTRIBUTION DEFINITIONS.

           (a)  Spousal Consent means with respect to a
                Member's election to designate a Beneficiary other than his Spouse, the Spouse's written consent to the Beneficiary or Beneficiaries designated, which Beneficiary or Beneficiaries may not be changed without a further Spousal Consent (unless the Spousal Consent expressly permits changes without a further Spousal Consent).

           (b)  Spouse or Surviving Spouse is defined in Plan
                Section 1.47.

  6.04.    METHODS OF PAYMENT.

           (a) After a Member has a Severance from Service Date and submits the appropriate claim forms, election forms and income tax withholding forms, and subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, the Advisory Committee shall direct the Trustee to distribute the vested portion of the Member's Accounts by one of the following methods as elected by such Member:

                (1)   In a single, lump sum distribution.

                (2)   In monthly installments of a specified
                      amount over a fixed period not to exceed the life expectancy of the Member or the joint life expectancies of the Member and his designated Beneficiary.

                (3) By a combination of the methods set forth in (1) and (2) above.

FORM 10-K                                               Page 159

Exhibit 4.8


                The Advisory Committee may adjust installment elections so as not to be administratively burdensome.

                Not earlier than 90 days, but (except as hereinafter provided) not later than 30 days, before a distribution is made or begun, the Advisory Committee must provide a benefit notice to a Member who is eligible to make an election under this Section 6.04. The benefit notice must explain the optional forms of benefit and the Member's right to defer distribution until he attains age 65. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (i) the Advisory Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution or a particular distribution option and (ii) the Member, after receiving the notice, affirmatively elects a distribution.

           (b) If a Member has a Severance from Service and the vested portion of his Cone Contributions Account is $3,500 or less, distribution will only be made in a single lump sum amount or direct trustee-to-trustee transfer; in such event, the Member shall not be entitled to elect any other method of payment pursuant to paragraph (a) above. If the vested portion of such Member's Account is over $3,500, distribution before the Member's sixty-fifth birthday shall be made only with the consent of the Member.

           (c) A monthly installment distribution method may be elected only in accordance with the special distribution provisions set forth in Plan
                Section 6.06.

FORM 10-K                                               Page 160

Exhibit 4.8


           (d) Distributions from the Plan must be in cash, except that the receiving Member may elect to receive his distribution from the EEP in the form of Qualifying Employer Securities unless such a distribution is restricted according to the Employer's Bylaws or Articles of Incorporation. If a Member entitled to a stock distribution has assets other than Qualifying Employer Securities forming part of the vested portion of his EEP Accounts, and if he exercises his right to elect to receive such Qualifying Employer Securities, those other assets must be converted at fair market value (in accordance with Plan Section 6.11) into any Qualifying Employer Securities to which he may be entitled by Code Section 401(a)(23) or 409(h), as selected by the Advisory Committee, and then distributed. Balances representing fractional shares may be paid in cash. The Advisory Committee may direct the Trustee of the EEP to obtain Qualifying Employer Securities necessary for distribution from whatever source might be available to the Trustee. If the Trustee cannot find other Qualifying Employer Securities available for conversion, the Advisory Committee may direct the Trustee to purchase Qualifying Employer Securities from the EEP Accounts of other Members. The issuer of a security to be distributed may impose any transfer restrictions allowable under state or federal securities laws on any stock distributed pursuant to this subsection.

           (e) In the case of a distribution of Qualifying Employer Securities which are not readily tradable on an established securities market, the EEP shall provide the Member with a put option that complies with the requirements of
                Section 409(h) of the Code. Such put option shall provide that if a Member exercises the put option, the Employer, or the EEP if the EEP elects to assume the Employer's obligation, shall repurchase the Qualifying Employer Securities as follows:

FORM 10-K                                               Page 161

Exhibit 4.8

                (1) If the distribution constitutes a total distribution of the vested portion of a Member's EEP Accounts, payment of the fair market value of the Member's account balance shall be made in a lump sum or in annual installments over a period not exceeding five years. If paid in installments, the first installment shall be paid not later than 30 days after the Member exercises the put option. The purchaser will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

                (2) If the distribution does not constitute a total distribution of the vested portion of a Member's EEP Account, the purchaser shall pay the Member an amount equal to the fair market value of the Qualifying Employer Securities repurchased no later than 30 days after the Member exercises the put option.

           (f) Shares of Qualifying Employer Securities distributed by the Plan shall be subject to the "right of first refusal" described in this
                Section 6.04(f) so long as they are not
                readily tradable on an established securities market. Prior to any transfer of such shares, the shares must first be offered in writing to the Trustee of the EEP and then if refused by the Trustee, to Cone at a price equal to the purchase price offered by a third party buyer (other than the Trustee of the EEP or Cone) making a good faith (as determined by the Advisory Committee) offer to purchase such shares; provided, however, that the Trustee shall in no event purchase shares at a price in excess of their fair market value. The Trustee of the EEP or Cone, as the case may be, may accept the offer as to part or all of the Qualifying Employer Securities at any time during the period not exceeding 14 days after receipt of such offer by the Trustee, on terms and conditions no less favorable to the shareholder than those offered by the third-

FORM 10-K                                               Page 162

Exhibit 4.8

                party buyer. Any installment purchase shall be made pursuant to a note secured by the shares purchased and shall bear a reasonable rate of interest. If the offer is not accepted by the Trustee of the EEP, Cone, or both, then the proposed transfer may be completed within a 30-day period following the end of the aforementioned 14-day period, but only upon terms and conditions no less favorable than the terms and conditions of the third-party buyer's original offer. If the proposed transfer is not completed within the aforementioned 30-day period, then the shares will again be subject to the right of first refusal described in this Section 6.04(f).

  6.05.    COMMENCEMENT OF BENEFITS.

           (a) Subject to Plan Section 6.11, the valuation of a Member's Accounts for purposes of determining the amount of benefit payment(s) is made as of the Valuation Date immediately following the date on which he becomes eligible for such payment(s) pursuant to this
                Section 6.05.

           (b) Unless a Member elects otherwise, benefit payments must begin no later than 60 days after the close of the Plan Year in which occurs the latest of:

                (1)   his 65th birthday;

                (2)   the 10th anniversary of the date he
                      became a Member of the Plan; or

                (3)   his Severance from Service.

           (c) A Member who has an involuntary Severance from Service and who receives Approved Leave with or without pay shall be eligible to receive a distribution of the balance in his Accounts in accordance with Plan Section 6.04 within 75 days of the Valuation Date immediately following his last day of active employment,

FORM 10-K                                               Page 163

Exhibit 4.8
                provided that the Member terminates his
                election to have CODA Contributions made on his behalf to the Plan so that no further CODA
                Contributions will be made after such
                Valuation Date.

           (d) If for any reason the benefit amount cannot be accurately determined before payment is required, or if it is not possible to pay when required because the Advisory Committee has been unable to locate the Member, after making reasonable efforts to do so, a payment retroactive to the required date may be made not later than 60 days after the earliest date on which the amount of that payment can be determined, or the date on which the Member is located (whichever is applicable).

           (e) Distributions pursuant to this Section 6.05(e) may be requested by a Member who has a Severance from Service date prior to January 1, 1993, and by the Beneficiary of a Member who dies before January 1, 1993. A distribution pursuant to this Section 6.05(e) shall begin or be made, subject to Section 6.05(d), within 90 days of the Valuation Date immediately following such Severance from Service Date or Death. At the election of the Member or Beneficiary, up to 90% of the value of the Member's Accounts as of the Valuation Date immediately preceding the Severance from Service Date or death will be distributed within 15 days after the Valuation Date immediately following such Severance from Service Date or death, with the balance distributed by April 1 or October 1 following the applicable Valuation Date.

           (f) Distributions pursuant to this Section 6.05(f) may be requested by a Member who has a Severance from Service Date after December 31, 1992, and by the Beneficiary of a Member who dies after December 31, 1992. A distribution pursuant to this Section 6.05(f) shall begin or be made, subject to Section 6.05(d), within 75 days of the Valuation Date immediately following such Severance from Service Date or death.

FORM 10-K                                               Page 164

Exhibit 4.8


  6.06.    SPECIAL DISTRIBUTION PROVISIONS.

           (a) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                (1)   Except as otherwise permitted by Code
                      Section 401(a)(9), a Participant's
                      benefits shall be distributed to him not later than April 1st of the calendar year in which the Participant attains age 70-1/2 whether or not he has a Severance from Service. Alternatively, distributions must begin no later than April 1st of the calendar year in which the Participant attains age 70-1/2 and must be made over a period certain measured by or not extending beyond the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Treasury Regulations.

                (2)   Distributions to a Participant and his
                      Beneficiaries shall only be made in
                      accordance with the incidental death
                      benefit requirements of Code Section
                      401(a)(9)(G) and the Regulations
                      thereunder.

           (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a participant's interest has begun and the

FORM 10-K                                               Page 165

Exhibit 4.8

                Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Plan Section
                6.04 as of his date of death.  If a
                Participant dies before he has begun to
                receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Treasury Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs, except as hereinafter provided.

                The five-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's Surviving Spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, the distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant dies;
                (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the Surviving Spouse dies before distributions to such spouse begin, then the five-year distribution requirement of this Section shall apply as if the Surviving Spouse was the Participant.

FORM 10-K                                               Page 166

Exhibit 4.8

           (c) For purposes of Section 6.06(b), the election by a designated Beneficiary to be excepted from the five-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death, except that with respect to a designated Beneficiary who is the Participant's Surviving Spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70-1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the participant or, a designated Beneficiary, the five-year distribution requirement shall apply.

           (d) For purposes of this Section 6.06, the life expectancy of a Participant and a Participant's Surviving Spouse or designated Beneficiary may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's Surviving Spouse or designated Beneficiary shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulations 1.72-9.

  6.07.    DEATH BENEFITS.

           (a) Subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, if

FORM 10-K                                               Page 167

Exhibit 4.8

                a Member having a vested interest in the Plan dies before receiving a distribution of his Account balance with a Surviving Spouse, his vested Account balance, valued in accordance with Plan Section 6.11, shall be distributed to the Surviving Spouse in accordance with subsection (b), unless the Member had made an effective election pursuant to subsection (c).

           (b) Unless the Surviving Spouse elects a later date, distribution of the Member's vested Account balance shall be made or begin no later than 60 days after the end of the Plan Year in which death occurs, except as permitted under Plan Section 6.05(d). Payment shall be made under one of the methods provided in Plan Section 6.04.
                Notwithstanding the foregoing, if the
                aggregate amount of the Member's vested
                Account balance is $3,500 or less, such amount shall be distributed to the Surviving Spouse in a single lump-sum payment. No distribution shall be made pursuant to this subsection (b) until the Advisory Committee has received proof of the Member's death and appropriate claim, election and tax withholding forms.

           (c)  A Member may designate a Beneficiary or
                Beneficiaries (other than his Spouse) in accordance with subsection (d) to receive death benefits under this Plan; provided, however, that no Beneficiary designation in accordance with subsection (d) shall be effective unless accompanied by a Spousal Consent. A Member may revoke any Beneficiary designation and, subject to any required Spousal Consent, may designate another Beneficiary or Beneficiaries.

           (d) On forms provided by the Advisory Committee, each Member without a Spouse and, subject to Spousal Consent, each Member with a Spouse may designate or change a Beneficiary or Beneficiaries to receive death benefits under

FORM 10-K                                               Page 168

Exhibit 4.8


                the Plan.  A Beneficiary designation is
                effective when received by the Advisory
                Committee.  Any designation of a Beneficiary
                by a Member without a Spouse shall become void and of no further force and effect if the Member later marries. If a Beneficiary or Beneficiaries are designated in accordance with this subsection (d), and if distribution of benefits under this Plan has not begun before a Member's death, then, after the Advisory Committee receives proof of the Member's death, it shall request his Beneficiary or Beneficiaries to submit claim, election and tax withholding forms. Subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, the Advisory Committee, upon receiving these forms, shall direct the Trustee to distribute the Member's Account, valued no later than the end of the Plan Year during which death occurs, to his Beneficiary or Beneficiaries. Distribution will be made or begin no later than 60 days after the end of the Plan Year in which death occurs, except as permitted under Plan Section 6.05(d), and Plan Section 6.06, and shall be made by one of the methods described in Plan Section 6.04, as elected by
                the Beneficiary or Beneficiaries.   If a
                Member had elected installment payments
                pursuant to Plan Section 6.04 and had
                designated a Beneficiary or Beneficiaries in accordance with this subsection (d), then any installment payments becoming due after his death shall be made to the Beneficiary or Beneficiaries so designated, unless they elect to accelerate payment thereof. If there is no effective beneficiary designation in effect at the time of a Member's death, then subject to any required Spousal Consent and to the rights of any Alternate Payee, the Member's estate shall be entitled to receive his vested Account balance.

FORM 10-K                                               Page 169

Exhibit 4.8

  6.08.    QUALIFIED DOMESTIC RELATIONS ORDER.

           Except as provided in this Section 6.08, Plan benefits may not be assigned, alienated or in any other way made subject to debts or other obligations of Members of Beneficiaries. Notwithstanding the above, the Advisory Committee must comply with the terms of a Qualified Domestic Relations Order which is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law), that relates to the provision of child support, alimony payments or marital property rights of a Spouse, former Spouse, child or other dependent ("Alternate Payee") of a Member. A Qualified Domestic Relations Order creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Member under his Plan and specifies the following:

           (1) the name and last know mailing address of the Member and each Alternate Payee;

           (2) the amount or percentage of the Member's Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined; and

           (3) the number of payments or the period to which the Order applies and the name of the plan(s) to which the Order relates.

           Plan benefits will be paid pursuant to a Qualified Domestic Relations Order to such Alternative Payee(s) at such times and in such amounts as are stated therein, provided however, that such Qualified Domestic Relations Order may not require the Plan to provide any type or form of benefit, or any option not otherwise provided. It also may not require the Plan to provide increased benefits and may not require the payment of benefits to an Alternate Payee prior to the Member's "earliest retirement age" as defined in Code Section 414(p).

FORM 10-K                                               Page 170

Exhibit 4.8


           The Advisory Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such Orders.

  6.09.    WITHHOLDING OF BENEFITS.

           If a Member has a Severance from Service and returns to regular employment of the Employer, the Advisory Committee may suspend payment of any benefit which such Member would have received from the Plan during any such period of reemployment.

  6.10.    HARDSHIP WITHDRAWAL.

           (a) Upon written application on forms provided by the Advisory Committee and subject to the provisions of this Section 6.10, a Member shall be permitted to withdraw a specified whole dollar amount from the vested balance in his individual Accounts to the extent such withdrawal is necessary to meet the following documented immediate and heavy financial need of the Member:

                (1)   medical expenses described in Code
                      Section 213(d) of the Member, his Spouse or dependents;

                (2) purchase (excluding mortgage payments) of a principal residence of the Member;

                (3)   tuition and related education fees (but
                      not room and board) for the next twelve
                      (12) months of post-secondary education
                      for the Member, his Spouse, or
                      dependents;

                (4)   the need to prevent eviction of the
                      Member from his principal residence or
                      foreclosure on the mortgage of his
                      principal residence; plus, any amounts
                      necessary to pay any federal state or
                      local income taxes or penalties
                      reasonably anticipated to result from the distribution.

FORM 10-K                                               Page 171

Exhibit 4.8

                No such withdrawal shall be permitted to the extent that the immediate and heavy financial need proposed to be met thereby may be met from other resources that are reasonably available to the Member and, for this purpose, the Member's resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Member. Accordingly, no withdrawal from a Member's Accounts shall be permitted unless the Member has represented to the Advisory Committee in writing that his immediate and heavy financial need cannot be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by reasonable liquidation of the Employee's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; (3) by cessation of elective contributions or Employee contributions under the Plan; (4) by other distributions or nontaxable loans from plans maintained by Cone or by any other Employer of the Member; or (5) by borrowing from commercial sources on reasonable commercial terms. Amounts withdrawn shall be in the following order: (1) a portion or all of the SRP Voluntary Contributions Account;
                (2) a portion or all of the EEP Voluntary
                Contributions Account; (3) a portion or all of the SRP Cone Contributions Account; (4) a portion or all of the SRP CODA Contributions Account; (5) a portion or all SRP Investment Earnings attributable to Plan Years ending before January 1, 1989; (6) a portion or all of the EEP Cone Contributions Account; (7) a portion or all of the EEP CODA Contributions Account. Subject to paragraph (b), the maximum amount subject to withdrawal is the vested balance in the Member's Accounts as of the end of the Plan Year immediately preceding the date of application, but in no event shall a withdrawal be in excess of the amount necessary to meet the immediate and heavy financial need of the Member, and a withdrawal of less than $300 shall not be permitted.

FORM 10-K                                               Page 172

Exhibit 4.8

           b) Beginning January 1, 1989, the amount of any hardship withdrawal cannot exceed the sum of the Member's Accounts, including Investment Earnings thereon attributable to Plan Years ending before January 1, 1989, (but excluding Investment Earnings thereon attributable to Plan Years ending after December 31, 1988, and all Investment Earnings attributable to the EEP Company Stock Fund). The order of withdrawal rules in paragraph (a) will apply.

           (c) The determination required to be made under this Section 6.10 by the Advisory Committee shall be made in a uniform and non-discriminatory manner on the basis of all relevant facts and circumstances. Hardship withdrawals are not subject to the Advisory Committee's discretion, except to the extent reasonably necessary to determine whether the conditions set forth in paragraph (a) have been met, and the Claim Procedure set forth in
                Section 6.01 shall apply.  The Advisory
                Committee shall be entitled to rely on
                information and documentation supplied by a Member in connection with his written application for a hardship withdrawal, pursuant to this Plan Section 6.10.

 6.11. VALUATION OF ACCOUNT BALANCES.

           For purposes of determining the amount of any distribution, a Member's Accounts will be determined as of the Valuation Date immediately preceding the date of the distribution, except that cash distributions from the EEP after December 31, 1992, that are attributable to common stock of Cone will be based on the closing price of the common stock on the sixtieth day following such Valuation Date or, if the sixtieth day is not a business day, the immediately preceding business day.

  6.12.    WITHHOLDING OF TAXES.

           Notwithstanding any other term or provision of this
           Article VI, the Advisory Committee will direct the

FORM 10-K                                               Page 173

Exhibit 4.8

           Trustee to deduct from any distribution made to a Member such amount as is required to be withheld under Code Section 3405 and the corresponding provision of any applicable state law.

  6.13.    ELIGIBLE ROLLOVER DISTRIBUTIONS.

           (a) This Section 6.13 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Advisory Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

           (b)  Definitions.

                (1)   Eligible rollover distribution:  An
                      eligible rollover distribution is any
                      distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

FORM 10-K                                               Page 174

Exhibit 4.8

                (2)   Eligible retirement plan:  An eligible
                      retirement plan is an individual
                      retirement account described in Section
                      408(a) of the Code, an individual
                      retirement annuity described in Section
                      408(b) of the Code, an annuity plan
                      described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, are distributed with regard to the interest of the Spouse or former Spouse.

                (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

FORM 10-K                                               Page 175

Exhibit 4.8


                            ARTICLE VII

                      INVESTMENT OF ACCOUNTS

  7.01.    INVESTMENT FUNDS.

           (a) The Trustee of the SRP shall establish and maintain three Investment Funds. The first fund, known as the Fixed Income Fund, shall be invested in interest bearing accounts, certificates of deposit, money market securities and other interest bearing investments which involve a minimum or no risk to principal. The second fund, known as the Balanced Fund, shall be invested primarily in common and preferred stocks, corporate and government bonds, debentures and other evidences of indebtedness. The third fund, known as the Diversified Common Stock Fund, shall be invested primarily in common stocks. The Trustee of the SRP shall establish and maintain other Investment Funds if directed to do so by the Board of Directors. The Investment Funds maintained by the Trustee of the SRP shall be utilized in investing the individual SRP Accounts of Members and Beneficiaries.

           (b) Plan assets held in the SRP Trust Fund and attributable to Members' SRP CODA Contributions and SRP Voluntary Contributions, that is, any funds allocated or allocable to SRP CODA Contributions Accounts or SRP Voluntary Contributions Accounts shall not be invested in any securities or other properties whatsoever of Cone or Affiliates.

           (c) The Trustee of the EEP shall establish and maintain two Investment Funds. The first fund, known as the Company Stock Fund, shall be invested solely in Qualifying Employer Securities (as defined in Section 407(d)(5) of ERISA). The second fund, known as the Other Investments Fund shall be invested in interest

FORM 10-K                                               Page 176

Exhibit 4.8


                bearing accounts, certificates of deposit, money market securities and other interest bearing investments which involve a minimum or no risk to principal. The Investment Funds maintained by the Trustee of the EEP shall be utilized in investing the individual EEP Accounts of Members and Beneficiaries.

  7.02.    DIRECTING INVESTMENT OF INDIVIDUAL ACCOUNTS.

           (a) At least 30 days prior to each January 1, April 1, July 1 and October 1 each Member shall have the right to direct the Advisory Committee as to the investment of all funds in his individual SRP Accounts during the next three months. Such election shall be in writing on a form provided by the Advisory Committee and shall indicate which amounts, in 25% increments, are to be invested in each of the SRP Investment Funds. In the event no election is made on a timely basis, the Member's individual Accounts shall remain invested in the same manner as during the prior period in accordance with his last election.

           (b) Members shall not have the right to direct the investment of EEP Accounts. EEP Accounts shall be invested by the Trustee of the EEP primarily in the Company Stock Fund, and the Other Investments Fund will be used primarily as a temporary fund whose assets will be used to purchase Qualifying Employer Securities or to make distributions in accordance with
                Article VI.

           (c)  Notwithstanding any other provisions of this
                Section 7.02, effective January 1, 1991, a
                Member who has attained age 60 and who has an EEP Account balance may elect on forms provided by the Advisory Committee, to transfer such balance to the SRP Investment Funds. Transfers as permitted by this Section 7.02(c) shall be effective on January 1 of each Plan Year, with respect to Members who

FORM 10-K                                               Page 177

Exhibit 4.8

                are age 60 or older on or before the December 31 Valuation Date immediately preceding such January 1. The initial transfer by any Member shall be 50% of the value of his EEP Account balance as of the December 31 Valuation Date immediately preceding the January 1 effective date. A Member shall be allowed a second transfer effective no sooner than one year after such initial transfer; the second transfer shall be the Member's remaining EEP Account balance. A Member shall not be allowed more than two transfers pursuant to this Section 7.02(c). The Advisory Committee shall restrict rights to transfer by Highly Compensated Employees which may otherwise be permitted by this Section 7.02(c) to the extent necessary to cause compliance with Treasury Regulation 1.401(a)(4)-4. If restricting transfer rights by Highly Compensated Employees becomes necessary, then to the extent required to comply with Treasury Regulation 1.401(a)(4)-4, the Advisory Committee shall not allow transfer rights to be elected by Highly Compensated Employees as of any applicable December 31 Valuation Date in the following order:

                First   -   by those Highly Compensated
                            Employees who have attained age 60.

                Second  -   by those Highly Compensated
                            Employees who have attained age 61.

                Third   -   by those Highly Compensated
                            Employees who have attained age 62.

                Fourth  -   by those Highly Compensated
                            Employees who have attained age 63.

                Fifth  -    by those Highly Compensated
                            Employees who have attained age 64
                            or any older age.

FORM 10-K                                               Page 178

Exhibit 4.8

           (d) Effective January 1, 1993, in accordance with uniform and nondiscriminatory procedures adopted from time to time by the Advisory Committee, a Member who has an EEP Account balance may elect to transfer such balance to the SRP Investment Funds over a period of four Plan Years as follows:

                (1)   For the first Plan Year in which a
                      transfer is elected, 25% of the Member's total EEP Account balance as of the Valuation Date immediately preceding the date on which the transfer is made;

                (2)   For the second Plan Year in which a
                      transfer is elected, 33-1/3% of the
                      Member's total EEP Account balance as of the Valuation Date immediately preceding the date on which the transfer is made;

                (3)   For the third Plan Year in which a
                      transfer is elected, 50% of the Member's total EEP Account balance as of the Valuation Date immediately preceding the date on which the transfer is made; and

                (4)   For the fourth Plan Year in which a
                      transfer is elected, 100% of the Member's total EEP Account balance as of the Valuation Date immediately preceding the date on which the transfer is made.

                Notwithstanding the foregoing, if the total value of a Member's EEP Account balance does not exceed $5,000 as of any Valuation Date, he may elect to have such balance transferred to the SRP Investment Funds, provided that only one transfer shall be permitted of an EEP Account balance that does not exceed $5,000. The Advisory Committee shall restrict rights to transfer by Highly Compensated Employees which may otherwise be permitted by this
                Section 7.02(d) to the extent necessary to cause compliance with Treasury Regulation 1.401(a)(4)-4. If restricting transfer rights

FORM 10-K                                               Page 179

Exhibit 4.8

                by Highly Compensated Employees becomes
                necessary, then to the extent required to comply with the Treasury Regulation
                1.401(a)(4)-4, the Advisory Committee shall not allow transfer rights to be elected by Highly Compensated Employees as of any applicable Valuation Date in the following order:

                      (i)   By those Highly Compensated
                            Employees described in Code Section
                            414(q)(1)(A)or (B).

                      (ii)  By those Highly Compensated
                            Employees described in Code Section
                            414(q)(1)(C) and not included in
                            category (i) above.

                    (iii)   By those Highly Compensated
                            Employees described in Code Section
                            414(q)(1)(D) and not included in
                            category (i) or (ii) above.

  7.03.    SEGREGATED ACCOUNT.

           If a terminated Member's or Beneficiary's distribution is payable in installments which extend more than 6 months after the normal payment date for a lump sum distribution, then, as of the January 1 coinciding with or next following the date on which the election to receive installment payments is made, the individual SRP Accounts shall be invested in the Fixed Income Fund and, subject to Plan Section 6.04(d), the individual EEP Accounts shall be invested in the Other Investments Fund.

FORM 10-K                                               Page 180

Exhibit 4.8

                           ARTICLE VIII

             TRUST FUND AND ADMINISTRATION OF THE PLAN


  8.01.    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.

           (a) Plan Fiduciaries are Cone (acting through the Board of Directors), each Trustee or Co-Trustee, the Advisory Committee and any other Committee appointed pursuant to Plan Section
                8.06.  Each Fiduciary shall have only those
                powers, duties, responsibilities and
                obligations that are specifically assigned under the Plan or Trust Agreement. A Fiduciary may serve in more than one capacity with respect to the Plan. The Board of Directors shall appoint the Advisory Committee and any Trustee or successor Trustees or Co-Trustees and any other Fiduciaries.

           (b)  Each Trustee has custody and sole
                responsibility for administration of the Trust Fund of which it is the Trustee, but a Trustee's authority to manage, acquire or dispose of assets of the Plan is subject to such investment policies and guidelines as may be adopted from time to time by the Board of Directors and communicated to such Trustee.
                If an Investment Manger is appointed according to a Trust Agreement, the Trustee or each Co-Trustee under that Trust Agreement is released from any obligation or liability for the investment of the assets for which the appointment is made.

           (c)  The Advisory Committee has only the
                responsibilities described in this Plan and those delegated by Cone. The Advisory
                Committee has no responsibility for the
                control or management of the Trust Fund.

           (d)  Other Committees appointed pursuant to Plan
                Section 8.06 shall have such authority and responsibilities as may be delegated by the Board of Directors.

FORM 10-K                                               Page 181

Exhibit 4.8

           (e)  All responsibilities not specifically
                delegated to a Fiduciary remain with Cone, including designating other Fiduciaries not named in this Plan or the Trust Agreement. A Fiduciary serves at the pleasure of Cone and may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan. Each Fiduciary may rely upon any direction, information or action of another Fiduciary, as being proper under the Plan or Trust Agreement and shall not be required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary be responsible for the proper exercise of its own power, duties, responsibilities and obligations and shall not be responsible for any act or omission of another Fiduciary except to the extent that he has knowledge of a breach of Fiduciary responsibility by another Fiduciary and fails to make reasonable effort to remedy the breach.

  8.02.    DUTIES AND RESPONSIBILITIES.

           Each Fiduciary shall discharge his duties with respect to the Plan solely in the interest of Members and Beneficiaries for the exclusive purpose of providing benefits to Members and Beneficiaries and for defraying reasonable expenses in administering the Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of applicable law or regulation. Notwithstanding the foregoing, the diversification requirement of ERISA Section 404(a)(1)(C) and the prudence requirement of ERISA
           Section 404(a)(1)(B) (to the extent it requires diversification) shall not apply to the acquisition and holding of Qualifying Employer Securities as defined in ERISA Section 407(d) by the EEP.

FORM 10-K                                               Page 182

Exhibit 4.8


  8.03.    TRUST FUND.

           All of the assets of the Plan shall be held in a Trust Fund or Funds under a Trust Agreement or Agreements which shall be a part of the Plan. Any such Trust Agreement may provide for a master trust containing assets of more than one plan if the portion or percentage attributable to each plan is clearly established and discernible. Each Trustee or Co-Trustee shall be appointed by the Board of Directors, and the Board of Directors shall have the sole authority to appoint and remove any Trustee, Co-Trustee or successor Trustee or Co-Trustee. All contributions shall be paid into a Trust Fund. Benefits provided by the Plan shall be payable from the Trust Fund. The Trustee or Co-Trustee shall execute such documents and take any other action necessary to carry out the instructions of any Investment Manager or the Advisory Committee.

  8.04.    ENFORCEABLE RIGHTS.

           Cone does not guarantee payment of any benefits provided for under the Plan. All rights of Members and Beneficiaries shall be enforceable only against the Trust Fund except to the extent otherwise guaranteed by applicable law or regulation. No person shall have any interest in or right to any part of the corpus or income of the Trust Fund except as provided in the Plan.

  8.05.    IMPOSSIBILITY OF DIVERSION.

           Except as provide in Section 3.02, the assets of the Plan and the Trust Fund shall not inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Members and Beneficiaries and defraying reasonable expenses of administering the Plan.

  8.06.    ADVISORY COMMITTEE AND OTHER COMMITTEES.

           The Board of Directors shall appoint an Advisory
           Committee and may appoint other Committees from

FORM 10-K                                               Page 183

Exhibit 4.8

           time to time, each Committee to consist of at least three (3) persons who may, but need not be, officers, directors or Employees of Cone. The members of each Committee shall hold office at the pleasure of the Board of Directors and shall serve without compensation. Each Committee member shall file his written acceptance with the Board of Directors and acknowledge that he is a Fiduciary under the Plan. Any Committee member may resign at any time by delivering his written resignation to the Board of Directors. Any vacancy which reduces Committee membership to less than three shall be filled by the Board of Directors as soon as practicable.

  8.07.    OFFICERS, QUORUMS, EXPENSES.

           Each Committee may authorize one or more of its members to execute or deliver any instrument or act on its behalf. Each Committee shall hold meetings upon such notice and at such place and times as it may determine. A majority of the members of each Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by a Committee shall be by the vote of a majority of those present at a meeting or without a meeting by an instrument in writing signed by a majority of the members. If a Committee member registers his dissent in writing with respect to any act or omission by the majority, delivered to the remaining Committee members within a reasonable time, such member shall not be responsible for such act or omission. The expenses of each Committee in performing its duties and the compensation of its agents shall be paid by Cone.

  8.08.    DUTIES OF INVESTMENT MANAGER.

           Cone shall have authority to appoint in writing and obtain the services of one or more Investment Mangers (as defined in ERISA Section 3(38) whose duties and responsibilities shall be to manage the investment and reinvestment of such portion of the Trust Fund as shall be determined from time to time

F0RM 10-K                                               Page 184

Exhibit 4.8

           by the Board of Directors. Each duly appointed Investment Manager shall, with respect to the portion of any Trust Fund for which it is responsible, have the sole authority, without prior consultation with the Trustee or Cone, to manage, acquire and dispose of assets of the Trust Fund but shall not, except to the extent permitted in the Trust Agreement, have physical custody or indicia of ownership of any such assets. The appointment of an Investment Manger shall become effective as of the date it delivers to Cone a written statement acknowledging that it is Fiduciary as defined in ERISA Section 3(21)(A) and that it has the responsibility of acquisition and disposition of that portion of Trust Fund assets assigned to it. The Investment Manager shall exercise its power through written directions to the Trustee signed by an individual whose name and signature appears on a list furnished by such Investment Manager to Cone. The Investment Manager shall periodically deliver to Cone a report describing all Trust Fund asset transactions for each agreed upon reporting period. Any compensation or fee due to the Investment Manger for services rendered shall be paid out of the Trust Fund, unless paid by Cone in its discretion.

  8.09.    INFORMATION TO INVESTMENT MANAGER.

           Cone shall advise each Investment Manager of the amount of that portion of any Trust Fund which it is to manage, the amount of Cone and CODA Contributions to be added to the Fund and the expected future benefits to be payable from the Fund in order that the Investment Manager may establish a funding policy consistent with current and long-term needs of the Plan and compatible with the investment policies and guidelines determined by the Board of Directors.

  8.10.    NOTICE TO TRUSTEE.

           Cone shall notify the Trustee of each Trust Fund for which an Investment Manager has been appointed of the name of such Investment Manager and the portion of the Trust Fund for which such Manager is

FORM 10-K                                               Page 185

Exhibit 4.8


           responsible. Until notified in writing by Cone that there has been a change in the appointment of an Investment Manager, the Trustee shall be fully protected in relying upon the instructions received from such Investment Manager with respect to the portions of the Fund for which such Manager has investment responsibilities.

  8.11.    DUTIES OF THE ADVISORY COMMITTEE.

           The Advisory Committee shall be responsible for and have discretionary authority with respect to interpretation of the provisions of the Plan, the determination of benefits and the right of any person to benefits, and such other functions including without limitation the promulgation of rules and regulations as may be necessary for proper administration of the Plan and not hereunder delegated to the Trustee, Investment Manager or other Fiduciary appointed by the Board of Directors. The Advisory Committee's rules, interpretations, computations and actions with be conclusive and binding on all persons. Individual members of the Advisory Committee may exercise jurisdiction and take actions with respect to administration of the Plan provided such actions are consistent with the proposes of and authorized by the Plan.

  8.12.    NOTICE OF PAYMENTS DUE.

           The Advisory Committee shall notify the Trustees in writing of the amounts payable under the Plan and the date of such payments.

  8.13.    RECORDS AND REPORTS.

           The Advisory Committee shall maintain or shall direct the Trustees to maintain accounts showing the fiscal transactions of the Plan and shall keep or direct the Trustees to keep in convenient form such data as may be necessary for the valuation of the assets and liabilities, contingent or otherwise, of the Plan. The Committee shall exercise such authority as it deems appropriate in

FORM 10-K                                               Page 186

Exhibit 4.8

           order to comply with the reporting requirements of any applicable law or regulation affecting the Plan and shall prepare annually a report showing in reasonable detail such assets and liabilities of the Plan and any other information which the Board of Directors may require and which the Committee can reasonably furnish or obtain from the Trustees. Such report shall be submitted to the Board of Directors.

  8.14.    EXONERATION OF ADVISORY COMMITTEE.

           The members of the Advisory Committee, Employers and their officers, directors and Employees shall be entitled to rely upon the reports furnished by any Trustee or by any accountant retained by the Committee or the Board of Directors, and upon all opinions given by any legal counsel selected or retained by the Committee or the Board of Directors. Except as contrary to law, the members of the Committee, Employers and their officers, directors and Employees shall be fully protected and exonerated from liability with respect to any action taken or suffered by them in good faith in reliance upon such reports, opinions or other advice received from any such Trustee, accountant or legal counsel.

           The fact that any member of the Committee is a director, officer or shareholder of the Employer, or a Member of the Plan, shall not disqualify his from performing any duties which the Plan or the Trust Agreements authorize or require him to do as a member of the Committee or render him accountable for any benefits received by him under the Plan. All directors, officers and Employees who are deemed to be Fiduciaries of this Plan are entitled to indemnification to the full extent provided for by law and by the Articles of Incorporation and Bylaws of Cone in effect on January 1, 1987, or as, thereafter amended.

FORM 10-K                                               Page 187

Exhibit 4.8


  8.15.    ERRORS AND OMISSIONS.

           Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms as long as it is not in conflict with the Code or ERISA.
           If an innocent error or omission is discovered in the Plan's operation or administration, and if the Advisory Committee determines that it would cost more to correct the error than is warranted, and if the Advisory Committee determines that the error did not result in discrimination prohibited by Plan
           Section 11.06 or cause a qualification or excise tax problem, then, to the extent that an adjustment will not in the Advisory Committee's judgment result in discrimination prohibited by Plan Section 11.06, the Advisory Committee may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Cone Contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this section is an additional discretionary contribution.

  8.16.    FEES AND EXPENSES.

           Any fees or expenses incurred in connection with the operation of the Plan shall be paid out of the SRP or EEP Trust Fund, unless paid by Cone in its discretion.

  8.17.    VOTING AND TENDERING OF SHARES.

           (a) Qualifying Employer Securities held in the Trust Fund established under the EEP shall be voted by the Trustee according to the written instructions of the Member whose Accounts hold the shares. Without limiting the generality of the foregoing and notwithstanding any other provision of this Plan or the Trust Agreement

FORM 10-K                                               Page 188

Exhibit 4.8


                established under the EEP, a Member shall be entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of Qualifying Employer Securities allocated to his Accounts. Shares unallocated as of any voting record date or shares as to which the Trustee receives no written instructions shall be voted by the Trustee.

           (b) Options and other rights (for example, tender rights) inuring to the benefit of Qualifying Employer Securities allocated to a Member's Account may be exercised by the Trustee only according to the written instruction of the Member whose Account holds the shares.
                Options and similar rights (for example, tender rights) inuring to the benefit of unallocated shares must be exercised by the Trustee according to the same principles set forth in this Section with regard to voting rights. Members directions pursuant to this Section may be itemized or a general (blanket) authorization.

           (c) The Advisory Committee shall take such action as may be necessary to ensure that Members of the EEP receive the same notices, financial statements, proxies, proxy solicitation materials and other information as Cone sends to its shareholders generally.

   8.18    CERTIFICATION OF DIRECTIONS FROM MEMBERS.

           Any Member's rights contained in this Plan or in the Trust Agreements to direct any action may be exercised only by directions communicated to the Advisory Committee. The Advisory Committee must communicate those directions to the Trustee or other appropriate persons. Any Member's directions communicated by the Advisory Committee are deemed to be true and accurate, and each recipient of directions shall be entitled to rely conclusively upon the directions.

FORM 10-K                                               Page 189

Exhibit 4.8


                            ARTICLE IX

                 AMENDMENT, TERMINATION AND MERGER


  9.01.    AMENDMENT.

           (a) The Board of Directors retains the right at any time;

                (1)   to amend this Plan (or any component
                      hereof) and any Trust Agreement to
                      qualify or retain qualification of this
                      Plan and the Trust under the applicable
                      provisions of the Code or under any other laws;

                (2)   to amend this Plan (or any component
                      hereof) and any Trust Agreement in any
                      other manner; and

                (3)   to amend this Plan (or any component
                      hereof) and liquidate any Trust Fund by
                      transferring all assets to a new trust
                      qualified under the Code.

           (b)  No amendment to the Plan or any Trust
                Agreement and no transfer of liabilities or assets of any Trust Fund shall permit any part of the Trust Fund to be used for or diverted to purposes other that for the exclusive benefit of Members and Beneficiaries and for defraying reasonable expenses of administering the Plan. An amendment may not cause any reduction in benefits accrued by any Member or cause or permit any portion of the Trust Fund to revert to or become the property of an Employer. An amendment that affects the rights, duties or responsibilities of any Fiduciary may not be made without that Fiduciary's written consent. Except as permitted by Treasury regulation, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be

FORM 10-K                                               Page 190

Exhibit 4.8


                effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code
                Section 411(d)(6)(A), early retirement
                benefits and retirement-type subsidies, and optional forms of benefit. An amendment is effective on the date indicated in any written instrument that is identified as an amendment to the SRP or the EEP, that is approved or authorized by the Board of Directors of Cone Mills Corporation and that is signed by an officer of the Corporation.

           (c) As allowed by law, a transfer of labilities or Trust Fund assets or any amendment to the Plan or a Trust Agreement may authorize or permit part of the Trust Fund to be used for or diverted to payment of taxes owed or to payment of reasonable administrative expenses. To the extent allowed by Code Section 401(a), Trust Fund assets may be used for or diverted to purposes that benefit Employees other than Members or their Beneficiaries or estates.

  9.02.    TERMINATION.

           (a) The Board of Directors has the right at any time to terminate this Plan (or any Component hereof) and any Trust Agreement. Notice of a termination must be given to the Members, the Advisory Committee, the affected Trustees or Co-Trustees and all necessary authorities. If any authority's approval is necessary, termination is effective according to that approval; otherwise, the date of the notice or a later date contained in the notice is the termination date for purposes of this Plan.

FORM 10-K                                               Page 191

Exhibit 4.8


           (b)  If the Plan (or any component hereof)
                terminates, all Accounts are then
                nonforfeitable (100% vested). If the Plan (or any component hereof) partially terminates (determined in a manner consistent with legal authorities), all Accounts of affected Members are fully nonforfeitable and may then be treated by the Advisory Committee as if the Plan had terminated.

           (c)  On the Plan's (or any component hereof)
                termination, the Advisory Committee must direct the Trustee to allocate the assets of the affected Trust Fund among the Members and Beneficiaries according to the rules contained in Article IV. Members have no recourse toward satisfaction of their SRP Accounts other than from the SRP Trust Fund and no recourse toward satisfaction of their EEP Accounts other than from the EEP Trust Fund.

           (d) After providing for payment of any expenses properly chargeable against the affected Trust Fund and compliance with all other requirements of law, the Advisory Committee may direct the Trustees and Co-Trustees to distribute assets remaining in the Trust Fund. Distributions according to this Section 9.02. are not subject to the regular distribution provisions of this Plan, but must be in the manner the Advisory Committee determines consistent with statutory requirements and purposes of the Plan. Except as specifically provided by law, the Advisory Committee's determination is conclusive.

           (e) Each Trustee and Co-Trustee must transfer or deliver property to Members according to the Advisory Committee's directions. A Trustee or Co-Trustee will have not further right, title or interest in property distributed. After all distributions, each Trustee and Co-Trustee is discharged from all obligations under the Trust Agreements. Except by statute, no Member or Beneficiary has any further right or claim.

FORM 10-K                                               Page 192

Exhibit 4.8


  9.03.    DISCONTINUANCE OF CONTRIBUTIONS.

           (a) Each Employer has the right at any time to reduce or discontinue its contributions to this Plan (or any component hereof). If there is a complete discontinuance of contributions from all Employers, all Accounts become fully non-forfeitable.

           (b) A discontinuance of Employer contributions is not a termination of the Plan unless Cone gives the notice described in Plan Section
                9.02(a).

  9.04.    PLAN MERGER OR ASSET TRANSFER.

           (a) The merger or consolidation of this Plan with, or the transfer of assets or liabilities of this Plan (or any component hereof) to another employee benefit plan or the transfer of assets or liabilities of another plan to this Plan is allowed provided each Member's benefit entitlement immediately after the merger, consolidation, or transfer, is (when computed as if the surviving or receiving plan had immediately terminated) equal to or greater than the benefit to which the Member would have been entitled if this Plan had terminated immediately before the merger, consolidation, or transfer.

           (b)  Subject to subsection (a), on written
                direction from Cone, the Advisory Committee and any Trustee or Co-Trustee so directed must take all necessary steps to transfer assets held in any Trust Fund, in whole or in part, to another qualified plan.

FORM 10-K                                               Page 193

Exhibit 4.8


  9.05.    CONTINUATION OF THE PLAN.

           If an Employer is merged or consolidated with any other business or is succeeded by a corporation or any other legal entity that acquires substantially all of the Employer's assets, the surviving or purchasing corporation or legal entity, subject to approval of the Board of Directors, may elect to continue this Plan (or any component hereof) as to that Employer's Members but shall not be required to do so.

FORM 10-K                                               Page 194

Exhibit 4.8


                             ARTICLE X

                    MULTIPLE COMPANIES INCLUDED



 10.01.    PLAN SPONSOR AND OTHER EMPLOYERS.

           (a) This Plan's sponsor is Cone Mills Corporation, or its successor.

           (b) This Plan is designed to allow the sponsor's Affiliates to participate. Employers are Cone Mills Corporation and any Affiliate that was participating in this Plan before the effective Date of this amendment and restatement and Affiliates that are permitted to adopt this Plan in accordance with Section 10.02.

 10.02.    METHOD OF PARTICIPATION.

           With approval of the Board of Directors, any other business that is an Affiliate of Cone may take appropriate action through its board and become a party to the Plan (or any component hereof) as an Employer. To become an Employer, a business must adopt this Plan (or any component hereof) as a Qualified Plan for its employees. A Business that becomes an Employer must promptly deliver to the Trustee or Co-Trustees designated by Cone a copy of the resolutions or other documents evidencing its adoption of the Plan (or any component hereof) and also a written instrument showing Cone's Board's approval of the adopting entity's status as a party to the Plan and an Employer.

  10.03    WITHDRAWAL BY EMPLOYER.

           (a) An employer may withdraw from the Plan (or any component hereof) at any time by giving the Advisory Committee and the Board of Directors six months advance notice in writing of its intention to withdraw unless a shorter notice is agreed to by the Board of Directors.

FORM 10-K                                               Page 195

Exhibit 4.8



           (b)  Upon receipt of an Employer's notice of
                withdrawal, the Advisory Committee must
                certify to the appropriate Trustees or Co-
                Trustees the withdrawing Employer's equitable share in the Trust Fund. The Advisory Committee may rely conclusively on the determination made by counsel and advisors then employed on behalf of the Plan. The Trustees or Co-Trustees must then set aside from the Trust Fund such securities and other property as each deems, in its sole discretion, to be equal in value to that amount directed by the Advisory Committee. If the Plan (or any component hereof) is to be terminated with respect to the Employer, then the amount set aside must be dealt with according to the provisions of Plan Article
                IX. If the Plan (or any component hereof) is not to be terminated with respect to the Employer, the Trustee or Co-Trustees must either transfer the assets set aside to another trust governed by an agreement between a Trustee or Co-Trustees and the withdrawing Employer or to a successor trustee, according to the Advisory Committee's directions.

           (c) The segregation of the Trust Fund Assets upon an Employer's withdrawal, or the execution of a new agreement and declaration of trust pursuant to any of the provisions of this section, must not operate to permit any part of the Trust Fund's principal or income to be used for or diverted to purposes other than for the benefit of Members and Beneficiaries or for the payment of reasonable expenses of administering the Plan.

 10.04.    TAX YEAR.

           Although the Employers may have different tax years, the Plan Year which is the calendar year, is the tax year for this Plan and any Trust Fund.

FORM 10-K                                               Page 196

Exhibit 4.8


                            ARTICLE XI

                              GENERAL



 11.01.    PLAN CREATES NO SEPARATE RIGHTS.

           The establishment and existence of the Plan, Trust
           Agreements and Trust Fund does not give a person any legal or equitable right against:

           (a)  an Employer;

           (b) any officer, director, Employee or other agent of an Employer;

           (c)  any Trustee or any  Co-Trustee;

           (d) the Advisory Committee or any member of the Advisory Committee.

                The Plan and Trust Agreements create no
           employment rights and do not modify the terms of an Employee's or a Member's employment. The Plan and Trust Agreements are not contracts between an Employer and any Employee, and the Plan is not an inducement for anyone's employment.

 11.02.    DELEGATION OF AUTHORITY.

           Cone's acts may be accomplished by any person with authorization from the Board of Directors. Any other Employer's acts may be accomplished by an person with authorization from that Employer's board.

 11.03.    LIMITATION OF LIABILITY.

           (a)  A Fiduciary is not subject to suit or
                liability in connection with this Plan or the Trust Agreement or their operation, except according to this Section 11.03.

FORM 10-K                                               Page 197

Exhibit 4.8


           (b) Each member of the Advisory Committee, each Trustee and Co-Trustee and any person employed by an Employer is liable only for that person's own acts or omissions.

           (c) Each member of the Advisory Committee, each Trustee and Co-Trustee, or any person employed by an Employer is not liable for the acts or omissions of another without knowing participation in the acts or omissions, except by action to conceal an action or omission of another while knowing the act or omission is a breach, or by a failure to properly perform duties that enables the breach to occur, or with knowledge of the breach, failure to make reasonable efforts to remedy the breach.

           (d) One Trustee or Co-Trustee must use reasonable care to prevent another from committing a breach; but all Trustees and Co-Trustees need not jointly manage or control the assets, because specific duties have been allocated among them in this Plan or the Trust Agreements. A Trustee or Co-Trustee is not liable for actions or omissions when following the specific directions of the Advisory Committee or a duly authorized and appointed Investment Manager unless such directions are improper on their face. If an Investment Manager has been properly appointed, subject to subsection (c), a Trustee or Co-Trustee is not liable for the acts of the Investment Manager and does not have any investment responsibility for assets under the management of the Investment Manager.

           (e) A Fiduciary is not liable for the actions of another to whom responsibility has been allocated or delegated according to this Plan and the Trust Agreements, unless as the allocating or delegating Fiduciary it was imprudent in making the allocation or delegation or in continuing the allocation or delegation.

FORM 10-K                                               Page 198

Exhibit 4.8



           (f) Each Employee releases all members of the Investment Committee and the Advisory Committee, each Trustee and Co-Trustee, each Employer, all officers and agents of each Employer, and all agents of Fiduciaries from any and all liability or obligation, to the extent release is consistent with the provisions of this Section.

 11.04.    LEGAL ACTION.

           Except as explicitly permitted by statute, in any action or proceeding involving the Plan, a Trust Agreement, a Trust Fund, any property held as part of a Trust Fund, or the administration of the Plan or Trust Fund, the Advisory Committee, the appropriate Trustee or Co-Trustees and Cone are the only necessary parties. No Employees or former Employees or their Beneficiaries or any person having or claiming to have an interest in any Trust Fund, or under the Plan is entitled to notice of process. Any final judgment that is not appealed or appealable that may be entered in an action or proceeding is binding and conclusive on the parties to this Plan and all persons having or claiming to have any interest in any Trust Fund or under the Plan.

 11.05.    BENEFITS SUPPORTED ONLY BY TRUST.

           Except as otherwise provided by statute, a person having any claim under the Plan must look solely to the assets of the Trust Fund for satisfaction.

 11.06.    DISCRIMINATION.

           The Advisory Committee must administer the Plan in a uniform and consistent manner for all Members and may not permit discrimination in favor of Highly
           Compensated Employees.

FORM 10-K                                               Page 199

Exhibit 4.8



 11.07.    MODEL AMENDMENT IV.

           The following sections of Model Amendment IV (IRS
           Notice 87-2) are hereby incorporated in the Supplemental Retirement Plan of Cone Mills
           Corporation for the Plan Years beginning January 1,
           1987 and January 1, 1988: I, II, III, IV, V, VI,
           VIII, IX, X, XI AND XII.


 11.08.    ENTIRE PLAN.

           This document incorporates in their entirety the Plan, the SRP and the EEP and supersedes and replaces all prior plan documents. It may not be amended, modified or supplemented except by a written instrument that is identified as an amendment to the Plan, the SRP or the EEP, that is approved or authorized by the Board of Directors of Cone Mills Corporation and that is signed by an officer of the Corporation.

FORM 10-K                                               Page 200

Exhibit 4.8






                          SIGNATURE PAGE




As evidence of the adoption of the Plan, as amended and
restated, for itself and by all Affiliated Companies, Cone
Mills Corporation has caused this document to be signed by its
duly authorized officer effective this   21st   day of
December, 1994.

                      Cone Mills Corporation

                            By:   /s/   Terry L. Weatherford
                         Title:    Secretary